PART II —PRELIMINARY OFFERING CIRCULAR

As submitted to the Securities and Exchange Commission on August 6, 2020

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

HESTIA INSIGHT INC.

(Exact name of issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

400 S. 4th Street Suite 500

Las Vegas, NV 89101

(702) 793-4028

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno, NV 89501

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Matthew McMurdo, Esq.

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Telephone: (917) 318-2865

8742	85-0994055
(SIC CODE )	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR August 6, 2020, SUBJECT TO COMPLETION

HESTIA INSIGHT INC.

Maximum Offering Amount: 3,980,000 Units by the Company

1,464,500 shares of common stock by the Selling Shareholders

This is our public offering (the “Offering”) of securities of Hestia Insight Inc., a Nevada corporation (the “Company”). We are offering a maximum of 3,980,000 Units (the “Maximum Offering”). Each Unit is comprised of one share of common stock, par value $0.001 (a “Common Stock”), and one Common Share purchase warrant (each whole warrant, a “Warrant”) to purchase one additional Common Share (a “Warrant Share”) at an exercise price of $7.50 USD per Warrant Share, subject to certain adjustments, over a 12-month exercise period following the date of issuance of the Warrant. The Units are being offered at a purchase price of $5.00 USD per Unit on a “best efforts” basis. We are also registering 912,500 shares of Common Stock for Tao Deng (552,000 Shares) and Ming Sheng Wang (360,000 Shares) (together, the “Selling Shareholders”). The Selling Shareholders acquired the shares of Common Stock in a share exchange merger transaction when, on May 16, 2019, the Company acquired 100% of the outstanding stock of Hestia Investments, Inc., a Wyoming corporation formed on March 28, 2016, in a 1 for 1 share exchange by exchanging 27,614,200 shares of the Company’s stock for 27,614,200 shares of the Hestia Investments, Inc’s stock held by its shareholders, in a non-public offering under Section 4(a)(2). We are selling our Common Stock through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933, as amended (the “Securities Act”), and we intend to sell the Common Stock either directly to investors or through registered broker-dealers who are paid commissions. The Common Shares and Warrants will be separately transferable following the termination of any transfer hold periods under applicable law. $0.10. This Offering will terminate on the earlier of (i) August 6, 2021, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company; or (ii) the date on which the Maximum Offering is sold (in either case, the “Termination Date”). This will be a continuous offering which commences within two calendar days after the qualification date, will be offered on a continuous basis, may continue to be offered for a period in excess of 30 days from the date of initial qualification, and will be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. See “Description of Securities” beginning on page 27 for a discussion of certain items required by Item 14 of Part II of Form 1-A. There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, development expenses, offering expenses and other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Units as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”).

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Title of Each Class of Securities to be Qualified	Amount to be Qualified	Price to Public	Underwriting Discount and Commissions(2)		Proceeds to the Company (2)
Units, each consisting of:	3,980,000	$5.00		(1)	$5.00
One Common Share	3,980,000	-
One Warrant	3,980,000	-
Common Shares underlying Warrants	3,980,000	$7.50		(1)	$7.50
Total Maximum Offering (3)		$49,750,000		(1)	$49,750,000

(1)	An additional $7,322,500 is also being offered by the Selling Shareholders described herein.

(2)	The Offering is being made directly to investors by the management of the Company on a “best efforts” basis. We reserve the right to offer the Units through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”).

(3)	The Units, the Common Shares and Warrants of which the Units consist and the underlying Warrant Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act for Tier 2 offerings. The Units, the Common Shares and Warrants of which the Units consist and the underlying Warrant Shares are only issued to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment. The Total Maximum Offering amounts include the aggregate price and future aggregate potential proceeds of $29,850,000 with respect to the Warrant Shares if all 3,980,000 Units are sold and all 3,980,000 Warrant Shares are sold upon exercise of the Warrants issued in the Offering.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

*	Does not include expenses of the Offering, including but not limited to, fees and expenses for marketing and advertising of the Offering, media expenses, fees for administrative, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees, estimated to be as much as $50,000.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

The date of this Offering Circular is _________, 2020.

This Company:

☐	Has never conducted operations.

☒	Is in the development stage.

☒	Is currently conducting operations.

☐	Has shown a profit in the last fiscal year.

☐	Other (Specify): (Check at least one, as appropriate)

This offering has been registered for offer and sale in the following states: None

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	Our ability to effectively execute our business plan, including without limitation our ability to fully develop our, business model, products and service offerings, and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate;

●	Our ability to manage our research, development, expansion, growth and operating expenses;

●	Our ability to evaluate and measure our business, prospects and performance metrics, and our ability to differentiate our business model and service offerings;

●	Our ability to compete, directly and indirectly, and succeed in the highly competitive healthcare and biotech industries;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The Offering

Securities offered by us

A maximum of 3,980,000 Units (the “Units”) at an offering price of $5.00 USD per Unit, each Unit being comprised of:

•      one share of common stock, $.001 par value per shares (the “Common Shares”) of the Company; and

•      one Common Share purchase warrant (each, “Warrant”) to purchase one additional Common Share (a “Warrant Share”) at an exercise price of $7.50 USD per share, subject to customary adjustments, over a 12-month exercise period following the date of issuance of the Warrant.

Securities offered by Selling Stockholder	This offering statement also includes up to 912,500 shares of common stock being offered by the Selling Stockholders.

Common Stock outstanding before the Offering	27,904,200 shares (based on number of shares outstanding as of May 15, 2020).

Warrant Shares Offered:	A maximum of 3,980,000 Warrant Shares at an exercise price of $7.50 USD per Warrant Share, subject to customary adjustments, over a 12-month exercise period following the date of issuance.

Common Stock outstanding after the Offering	35,864,200 shares (based on number of shares outstanding as of May 15, 2020).

Market for Common Stock	Our common stock is quoted on the OTC Pink under the symbol “HSTA.”

Minimum Investment	$100

THE COMPANY

Our Business

Hestia Insight Inc. (“Hestia” or the “Company”), was incorporated in the State of Nevada on November 19, 2003 and was formerly known as Luxshmi Investments, Inc. until it changed its name on March 27, 2019. The Company, through its wholly owned subsidiary, Hestia Investments Inc., provides strategic consulting and capital market advisory services for selective micro, small and medium sized companies in the healthcare and biotech sectors.

On November 9, 2018, the Eighth Judicial District Court of Nevada appointed Custodian Ventures, LLC as custodian for Hestia Insight Inc., proper notice having been given to the officers and directors of Hestia Insight Inc. There was no opposition.

On November 13, 2018, the Company filed a certificate of reinstatement with the state of Nevada, and Custodian Ventures, LLC appointed David Lazar as, President, Secretary, Treasurer and Director.

On May 16, 2019 the Company entered into a share exchange agreement with Hestia Investments, Inc. to exchange on a 1 for 1 basis, 27,614,200 shares of the Company’s common stock for 27,614,200 shares of Hestia Investments, Inc. that were owned by 100% of the then-shareholders of Hestia Investments, Inc.

The Company in 2015, when it was formerly known as Luxshmi Investments, Inc. and prior to its 2019 share exchange with Hestia Investments, Inc., shutdown all of its operations and fully impaired all assets and liabilities by reducing their stated value to $-0-. Based on the passage of time permitted by the statute of limitations to file claims arising prior to 2016, and with the absence of a substantial amount of the old records that were obtained through the first quarter 2019, the Company recorded the effects of this impairment as a discontinued operations expense in 2015.

On December 12, 2018, the Company issued 5,000,000 shares of Series B common stock to Custodian Ventures LLC with par $0.001 for shares valued at $5,000 in exchange for settlement of a portion of related party debt owed to Custodian Ventures representing cash advances of $5,000. During the quarter ended February 28, 2019 and the year ended November 20, 2018, Custodian Ventures, LLC advanced a total of $13,773 to the Company for payment of registration, legal and accounting fees. As of January 31, 2019, the company had a loan payable remaining of $8,773 to Custodian Ventures, LLC.

On December 07, 2018, the Company created 5,000,000 shares of Series B Common Stock with par value $0.001, out of the 200,000,000 shares of common stock already authorized by the corporation. The series B Common stock has the same powers, designation, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions as the Common Stock except that the holder of each share of Series B Common Stock shall have the right to forty-one (41) votes for each share of Series B.

On December 12, 2018, the Company issued 5,000,000 shares of Series B common stock to Custodian Ventures LLC with par $0.001 for shares valued at $5,000 in exchange for settlement of a portion of related party debt owed to Custodian Ventures representing cash advances of $5,000.

On February 26, 2019, the Company formed Series A Preferred Stock and authorized 10,000,000 shares, which were issued to Custodian Ventures LLC.

On March 6, 2019, Custodian Ventures LLC transferred its Series B Common Stock and Series A Preferred Stock to Hestia Investments Inc., and a change of control occurred. At that point Edward Lee was appointed as the sole officer and director and David Lazar resigned.

On March 19, 2019, a Certificate of Amendment was filed authorizing 300,000,000 shares of capital stock, with 290,000,000 being designated as common stock and 10,000,000 as preferred stock

Our Office

Our principal executive office is located at 400 S. 4th Street, Suite 500, Las Vegas, NV 89101.

Our Website-

www. HestiaInsight.com

Our Business Objectives

Hestia Insight Inc. (the “Company”) is an advisory company focused primarily on the healthcare and biotech sectors. It also provides seed capital and mezzanine financing to its clients. Hestia Insight will make strategic acquisitions and mergers or joint ventures with emerging growth companies with intellectual properties. It provides sales and marketing guidance and capital market advice to increase the success of its clients.

Our Services

Consulting:

The Company provides strategic consulting in marketing and sales positioning in the global markets and assists strategic planning by management.

Capital Market Advisory:

The Company advises its clients on reverse mergers, exit strategies, and investor selection.

Business Model

The Company focuses on companies in the healthcare and biotech sectors seeking to become public companies. The Company may provide seed capital and/or mezzanine financing. We will also seek to acquire or merge with qualified companies, or joint venture with selective companies that present a potential for increased revenue. The Company entered the healthcare sector to explore emerging healthcare technologies, especially growth companies that own intellectual property. The Company will promote the selected companies for marketing and sales in the U.S. and the global marketplace. The Company may also look to make strategic acquisitions and mergers or joint ventures to enhance healthcare solutions.

Competitive Advantages

The Company focuses on small and micro-cap companies with traditionally difficult access to capital. We provide specialized consulting services to help companies operate in the public markets, for example, BHPA, Inc. Our management team is experienced in risk management and exit planning. The Company’s competitive advantages include a global business network of healthcare, investment and financial professionals who are integrated into the technology licensing and commercialization departments of universities and institutions. In summary, our services and capital speed up the development and commercialization of our customers’ products.

Material Agreements.

BHPA, Inc. The Company, through its wholly owned subsidiary, Hestia Investments, Inc., is implementing a business plan it developed to restructure BHPA, Inc. (OTC:BHPA) and to review potential mergers, joint ventures and funding opportunities.

BHPA, Inc. is a leading technology solutions provider in cryptocurrency.  It has a strong profile of cloud hash power and big-data processing capabilities to form a SaaS platform resource, powered by a reliable and secure blockchain algorithm.  It allows investors to profit as a cryptocurrency miner.  BHPA, Inc. has a powerful and well-established global network with a number of large-scale cryptocurrency mining farms.  It is dedicated to providing a cloud mining solution capable of breaking new barriers for crypto mining firms and enthusiasts.

Intellectual Property

The Company owns no intellectual property.

How to Obtain our SEC Filings

We file annual, quarterly, and special reports, proxy statements, and other information with the Securities Exchange Commission (SEC). Reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities of the SEC at 100 F Street N.E., Washington, DC 20549. Such material may also be accessed electronically by means of the SEC’s website at www.sec.gov.

RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below in addition to the other information contained in this private placement memorandum before deciding whether to invest in shares of Company’s Common Stock. If any of the following risks occur, our business, financial condition or operating results could be harmed. In that case, you may lose part or all of your investment. In the opinion of management, the risks discussed below represent the material risks known to the company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations and adversely affect the investment of Common Stock. You should purchase our Common Stock only if you can afford a complete loss of your investment. Many of the Risk Factors below relate to Hestia Investments, Inc., the Company’s wholly owned subsidiary and the operating entity of the Company. You should consider all the risks before buying Company’s Common Stock, which may include:

General Risks

The Company is an Emerging Growth Company

HSTA is an “emerging growth company.” Investing in our Common Stock involves a high degree of risk.

●	We were recently formed, have no operating history and may not be able to operate our business successfully or generate sufficient cash flow to make or sustain distributions to our shareholders.

●	We may be unable to invest the proceeds of this offering on acceptable terms, or at all.

●	We are dependent on our key personnel for our success. The departure of any of our executive officers or key personnel could have a material adverse effect on our business.

●	Our growth depends on external sources of capital, which may not be available on favorable terms or at all.

●	Investors participating in this offering will incur immediate and substantial dilution.

 Contingent or unknown liabilities could materially and adversely affect our business, financial condition, liquidity and results of operations.

We may in the future acquire assets, subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities. As a result, if a claim were asserted against us based on ownership of any of these assets, we may have to pay substantial amounts to defend or settle the claim. If the magnitude of such unknown liabilities is high, individually or in the aggregate, our business, financial condition, liquidity and results of operations would be materially and adversely affected.

It is possible investors may lose their entire investment.

We will be reliant on the proceeds of this offering to expand our operations. We may not be successful in implementing our business strategy or that we will be successful in achieving our objectives. Our prospects for success must be considered in the context of a thinly capitalized company in a highly competitive market. As a result, investors may lose their entire investment.

Risks Related to Financing Our Business

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that these costs will be approximately $60,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our results of operations, cash flow and financial condition

Our growth depends on external sources of capital, which may not be available on favorable terms or at all. In addition, investors, banks and other financial institutions may be reluctant to enter into any lending or financial transactions with us. If any of the sources of funding is unavailable to us, our growth may be limited, and our operating profit may be impaired.

We may not be in a position to take advantage of attractive investment opportunities for growth if we are unable, due to global or regional economic uncertainty, changes in the state or federal regulatory environment relating to the sustainable agriculture industry, our own operating or financial performance or otherwise, to access capital markets on a timely basis and on favorable terms or at all. Because we intend to grow our business, this limitation may require us to raise additional equity or incur debt at a time when it may be disadvantageous to do so.

Our access to capital will depend upon a number of factors over which we have little or no control, including general market conditions and the market’s perception of our current and potential future earnings. If general economic instability or downturn leads to an inability to obtain capital to finance, the operation could be negatively impacted. In addition, investors, banks and other financial institutions may be reluctant to enter into financing transactions with us. If this source of funding is unavailable to us, our growth may be limited.

Our ability to raise funding is subject to all of the above factors and will also be affected by our future financial position, results of operations and cash flows. All of these events would have a material adverse effect on our business, financial condition, liquidity and results of operations.

Even if this Offering is successful, we will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

The proceeds from this Offering, including potential proceeds from the sale of Warrant Shares upon exercise of all the Warrants, will be up to $49,750,000 before deducting offering expenses payable by us. We expect that if the maximum sale of Units and Warrant Shares is achieved, the net proceeds from this Offering will be sufficient to fund our current operations for at least the next twenty-four months. However, we may not achieve the maximum sale of Units and Warrant Shares, and/or our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. It is not certain that we have accounted for all costs and expenses of future development and regulatory compliance. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Any future indebtedness reduces cash available for distribution and may expose us to the risk of default under debt obligations that we may incur in the future.

Payments of principal and interest on borrowings that we may incur in the future may leave us with insufficient cash resources to operate the business. Our level of debt and the limitations imposed on us by debt agreements could have significant material and adverse consequences, including the following:

●	our cash flow may be insufficient to meet our required principal and interest payments;

●	we may be unable to borrow additional funds as needed or on favorable terms, or at all;

●	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

●	to the extent we borrow debt that bears interest at variable rates, increases in interest rates could materially increase our interest expense;

●	we may default on our obligations or violate restrictive covenants, in which case the lenders may accelerate these debt obligations; and

●	our default under any loan with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow, and our ability to make distributions to our shareholders could be materially and adversely affected.

We own no intellectual property.

The Company owns no intellectual property and do not have Research and Development team and might depend on the strategies partners to have the technologies. The licensed technology might not get FDA approval in clinic trials which our company should manage to avoid it. The company will work on marketing FDA approval or health supplements and healthcare management business.

Risks Related to Our Organization, Structure and Business

We are dependent on our key personnel for our success.

We will depend upon the efforts, experience, diligence, skill and network of business contacts of our senior management team; therefore, our success will depend on their continued service. The departure of any of our executive officers or key personnel could have a material adverse effect on our business. If any of our key personnel were to cease their employment, our operating results could suffer. Further, we do not intend to maintain key person life insurance that would provide us with proceeds in the event of death or disability of any of our key personnel.

We believe our future success depends upon our senior management team’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Furthermore, we may retain independent contractors to provide various services for us, including administrative services, transfer agent services and professional services. Such contractors have no fiduciary duty to us and may not perform as expected or desired.

Our senior management team will manage our business portfolio subject to broad investment or management guidelines and generally may not seek board approval for each investment or management decision.

Our senior management team has broad discretion over the use of proceeds from this offering, and you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this offering circular or other periodic filings with the SEC. Furthermore, currently a substantial portion of the net proceeds of this offering is not specifically committed to any specific projects or business. We will rely on the senior management team’s ability to execute the business plan, subject to the oversight and approval of our board of directors. Our senior management team has limited experience. Accordingly, you should not purchase Common Stock of the Company unless you are willing to entrust all aspects of our day-to-day management to our senior management team.

Our board of directors may change our investment or operation objectives and strategies without shareholders’ consent.

Our board of directors determines our major policies, including decisions regarding financing, growth, debt capitalization, distributions and other material events. Our board of directors may amend or revise these and other policies without a vote of the shareholders. Under our Articles of Incorporation and Bylaws, our directors generally have a right to vote only on the following matters:

●	the election or removal of director;

●	the amendment of our charter, except that our board of directors may amend our charter without shareholders’ approval to:

●	change our name;

●	change the name or other designation or the par value of the Common Stock;

●	increase or decrease the aggregate number of Common Stock that we have the authority to issue;

●	increase or decrease the number of our Common Stock that we have the authority to issue; and

●	effect certain reverse Common Stock splits;

●	our liquidation and dissolution; and

●	our being a party to a merger, consolidation, sale or other disposition of all or substantially all of our assets or statutory merger or acquisition.

All other matters are subject to the discretion of our board of directors.

The fact that we have generated operating losses in the past raises doubt about our ability to continue as a going concern.

The Company may generate operating losses before realizing sufficient consulting or other revenue. We may have to cover any shortfall in operating capital from sales of equity and debt securities, but there can be no assurance that we will continue to be able to do so. The unpredictable economy in the United States and the volatile public or private equity markets may make it more difficult for us to raise capital as and when we need it, and it is difficult for us to assess the impact this might have on our operations or liquidity. If we cannot raise the funds that we require to continue our business operations, there is a substantial risk that our business will fail.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. As we become a more mature company in the future, we may find recruiting and retention efforts more challenging. If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively. The loss of any key employee or contractor, including shareholders of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industries could harm our business.

Our strategic consulting and capital market advisory services will be affected by the current COVID-19 pandemic

Many small and micro enterprises have experienced revenue downturn and difficulties in raising capital during the pandemic. It is unclear when this will be back to normal. This may keep us from being retained by more clients in the foreseeable future.

The current political tension between the United States and Chins can adversely effect the Company.

China is an important market for the Company’s growth. Unless we establish a new business model to offset the possible declining market and increased regulation by the U.S of Chinese companies, we may be not able to generate enough business to meet our positive cash flow in the future.

Risks Related to Our Stockholders and Purchasing Shares of Common Stock and our Units

Your percentage of ownership may become diluted if we issue new Common Stock or other securities.

Our board of directors is authorized, without your approval, to cause us to issue additional Common Stock to raise capital through the issuance of Common Stock (including equity or debt securities convertible into Common Stock), and other rights, on terms and for consideration as our board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of our shareholders.

We have not voluntarily implemented various corporate governance measures.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight and the adoption of a Code of Ethics. Our board of directors expects to adopt a Code of Ethics at a future board meeting. The Company has not adopted exchange-mandated corporate governance measures and, since our securities are not listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We may be exposed to potential risks relating to our internal control over financial reporting.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”), the SEC has adopted rules requiring public companies to include a report of management on the Company’s internal control over financial reporting in its annual reports. While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequately. In the event we identify significant deficiencies or material weaknesses in our internal control over financial reporting that we cannot remediate in a timely manner, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

We have a large number of authorized but unissued shares of our common stock.

We have a large number of authorized but unissued shares of common stock, which our management may issue without further stockholder approval, thereby causing dilution of your holdings of our common stock. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval, unless stockholder approval is required. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future, your ownership position would be diluted without your further ability to vote on that transaction.

Shares of our common stock may continue to be subject to illiquidity because our shares may continue to be thinly traded and may never become eligible for trading on a national securities exchange.

While we may at some point be able to meet the requirements necessary for our common stock to be listed on a national securities exchange, we cannot assure you that we will ever achieve a listing of our common stock on a national securities exchange. Our shares will only eligible for quotation on the OTC Markets, which is not an exchange. Initial listing on a national securities exchange is subject to a variety of requirements, including minimum trading price and minimum public “float” requirements, and could also be affected by the general skepticism of such markets concerning companies that are the result of mergers with inactive publicly-held companies. There are also continuing eligibility requirements for companies listed on public trading markets. If we are unable to satisfy the initial or continuing eligibility requirements of any such market, then our stock may not be listed or could be delisted. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result in you losing some or all of your investments.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of emerging growth companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

i.	changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;

ii.	fluctuations in stock market prices and volumes, particularly among securities of emerging growth companies;

iii.	changes in market valuations of similar companies;

iv.	announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;

v.	variations in our quarterly operating results;

vi.	fluctuations in related commodities prices; and

vii.	additions or departures of key personnel.

As a result, the value of your investment in us may fluctuate.

We have never paid dividends on our common stock.

We have never paid cash dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. Investors should not look to dividends as a source of income.

In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future. Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not as a result of dividend payments.

THE OFFERING

REGULATION A+

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $50 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the Securities and Exchange Commission after the qualification of the offering statement of which this Offering Circular forms a part.

THE OFFERING

Issuer:	Hestia Insight Inc.

Securities offered by us:

A maximum of 3,980,000 Units (the “Units”) at an offering price of $5.00 USD per Unit, each Unit being comprised of:

•      one share of common stock, $.001 par value per shares (the “Common Shares”) of the Company; and

•      one Common Share purchase warrant (each, “Warrant”) to purchase one additional Common Share (a “Warrant Share”) at an exercise price of $7.50 USD per share, subject to customary adjustments, over a 12-month exercise period following the date of issuance of the Warrant.

Securities offered by the Selling Shareholders:	Additionally, 1,464,500 of the Common Shares are being offered by the Selling Shareholders.

Number of shares of Common Stock Outstanding before the Offering:	27,904,200

Warrant Shares Offered:	A maximum of 3,980,000 Warrant Shares at an exercise price of $7.50 USD per Warrant Share, subject to customary adjustments, over a 12-month exercise period following the date of issuance.

Number of shares of Common Stock to be Outstanding after the Offering:	35,864,200 shares of Common Stock if the Maximum Offering is sold.

Price per Unit:	Five Dollars ($5.00).

Maximum Offering:	3,980,000 Units, at an offering price of $5.00 USD per Unit, for total gross proceeds of up to $19,900,000 USD (excluding the exercise of the Warrants to purchase 3,980,000 Warrant Shares with an exercise price of $7.50 USD per Warrant Share, subject to customary adjustments). Additionally, 912,500 shares of our Common Stock may be sold by the Selling Shareholders.

Use of Proceeds:

If we sell all of the Units being offered, our net proceeds (after our estimated commissions, if any, but excluding our estimated Offering expenses) will be approximately $49,750,000. We will use these net proceeds for our operations, expenses associated with the marketing and advertising of the Offering, working capital, merger, acquisition and joint venture requirements, general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

We will not receive any proceeds from the sale of the common stock by the Selling Shareholders.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors.”

As of May 31, 2020, 27,904,200 shares of common stock, $.001 par value per share, were issued and outstanding out of the 290,000,000 shares of common stock authorized. 5,000,000 of such common stock authorized are Series B and 500,000 of the Series B common stock were outstanding as of May 31, 2020.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the Selling Shareholders. We will use our best efforts to raise a maximum of $49,750,000 for the Company in this offering. We are requiring no minimum offering proceeds threshold. The table below summarizes how we will utilize the proceeds of this offering, including in the event that the Company raises less than the full amount expected ($49,750,000). The actual amount of proceeds realized may differ from the amounts summarized below (1). In order to successfully carry out our stated goals, HSTA would need $140,000 including capital raised in this offering. We anticipate we will incur up to $300,000 in offering expenses over the entire offering, $60,000 in SEC reporting and compliance, and $30,000 to maintain our general and administrative functions over the next twelve months. If we don’t raise sufficient proceeds in this offering or generate sufficient revenue, our working capital goal may not be met. Furthermore, without sufficient proceeds from this offering or the generation of sufficient revenue, some of our other expenses, including advertising and marketing, website design, and operating and equipment may not be incurred or undertaken. While we anticipate incurring $300,000 total in offering expenses, $33,000 was paid from current revenues of the Company and the remainder will be paid by the Company. While HSTA hopes to secure sufficient funds in the Offering described herein, there is no minimum offering amount. If we cannot obtain needed funds, we may be forced to curtail or cease our activities altogether

The following table sets forth the use of the proceeds from this offering:

If Maximum of $19,900,000 of Units Sold

Total Proceeds	$19,900,000

Less: Offering Expenses	100,000
International Consulting Fees	1,300,000
Joint Ventures in Healthcare	10,000,000
Project Reserves	5,000,000
Working Capital	3,500,000

Total use of Proceeds	$19,900,000

If Maximum of $29,850,000 of Warrants Exercised

Total Proceeds	$29,850,000

Less Offering Expenses	200,000
Mergers and Acquisitions	20,000,000
Joint Ventures	5,000,000
Working Capital	4,650,000

Total use of Proceeds	$29,850,000

TOTAL	$49,750,000

The order of priority of the use of proceeds is as follows: offering expenses, working capital, fund raising, mergers & acquisitions; joint ventures.

Note: After reviewing the portion of the offering allocated to the payment of offering expenses, and to the immediate payment to management and promoters of any fees, reimbursements, past salaries or similar payments, a potential investor should consider whether the remaining portion of his investment, which would be that part available for future development of the Company’s business and operations, would be adequate.

No assets are planned to be acquired from officers, directors, employees or principal stockholders of the Company or their associates. The proceeds will not be used to pay down any current liabilities that are owed to officers, directors, employees or principal stockholders of the Company

As of May 31, 2020, the Company owed its officers $0 in unpaid wages.

The Company has sustained operating losses since inception, and it has been dependent upon limited private lending to provide enough working capital in order to finance its operations. Management believes that it can continue to raise debt and equity financing to support its operations. The Company’s ability to continue in existence is dependent upon developing additional sources of capital and/or achieving profitable operations.

The proceeds from this offering would satisfy the Company’s cash requirements for the next 12 months, if realized in full. There is no assurance that we will sell all of the Units, if at all.

We intend to raise additional capital through equity and debt financing as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our consulting fees, and the amount of cash generated through our existing strategic collaborations and any additional strategic collaborations into which we may enter.

DETERMINATION OF OFFERING PRICE

The Company determined the offering price based on a discount to the current trading price of the Company’s common stock on OTC Markets.

The Selling Shareholders may sell their shares pursuant to the Company’s Regulation A offering at the fixed price of $5.00 We will not receive any proceeds from the sale of shares by the Selling Shareholders.

THE SELLING SHAREHOLDERS

Selling Shareholders

912,500 shares of the Company’s common stock were issued to the Selling Shareholders in a share exchange transaction with Hestia Investments, Inc., on a 1 for 1 basis.

The Selling Shareholders are individuals.

All expenses incurred with respect to the registration of the common stock will be borne by the Company, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by Selling Shareholders in connection with the sale of such shares.

The Selling Shareholders are not and were not affiliates of the Company.

The following table sets forth the name of the Selling Shareholders, the number of shares of common stock beneficially owned by the Selling Shareholders as of the date hereof and the number of shares of common stock being offered by the Selling Shareholders. The offer and sale of the shares are being registered herein. The Selling Shareholders are under no obligation to sell all or any portion of such shares. All information with respect to share ownership has been furnished by the Selling Shareholders, respectively. The “Amount Beneficially Owned After the Offering” column assumes the sale of all shares offered herein.

Number of
Shares of
	Shares of	Maximum	Common
	Common Stock	Number of	Stock
	Beneficially	Shares of	Beneficially	Percent
	Owned prior to	Common Stock	Owned after	Ownership
Name	Offering (1)	to be Offered	Offering	after Offering
Tao Deng	552,000	552,000	0	0
Ming Sheng Wang	360,000	360,000	0	0

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

DILUTION

If you purchase Units or Common Shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

On May 31, 2020 there were an aggregate of 27,904,200 shares of Company Common Stock issued and outstanding.

Our net tangible book value as of May 31, 2020, was $557,877 or $0.02 per outstanding share of our Common Stock, based on 27,904,200 outstanding shares of Common Stock at May 31, 2020. Net tangible book value per share equals the amount of our total tangible assets less our total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

If the maximum 7,960,000 Common Shares in this Offering (in Units and Warrant Shares) at the average public offering price of $6.25 per share, after deducting approximately $50,000 in maximum sales commissions and other offering expenses payable by us, our pro forma as adjusted net tangible book value would have been approximately $50,257,877 ($1.4013 per share) as on May 31, 2020. This amount represents an immediate increase in pro forma net tangible book value of $1.7811 per share to our existing stockholders at the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately $0.3798 per share to new investors purchasing shares of Common Stock in this Offering at a price of $6.25 per share.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after our estimated offering expenses of $300,000:

Funding Level		$49,750,000	37,312,800	24,875,000	$12,437,500
Offering Price		$6.25	$6.25	$6.25	$6.25
Pro forma net tangible book value per Common Stock share before the Offering		$0.0200	0.0200	0.0200	0.0200
Increase per common share attributable to investors in this Offering		$1.7811	1.3354	0.8897	0.4439
Pro forma net tangible book value per Common Stock share after the Offering		$1.4013	1.1165	0.7961	0.4330
Dilution to investors		$0.3798	0.2189	0.0936	0.0109
Dilution as a percentage of Offering Price	%	6.1%	3.5%	1.5%	0.2%

The following tables set forth, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after our estimated offering expenses of $300,000), the total number of shares previously sold to existing stockholders, the total consideration paid for the foregoing and the respective percentages applicable to such purchased shares and consideration paid based on an average price of $0.0297 per share paid by existing stockholders and the average of $6.25 per share paid by investors in this Offering.

	Units Purchased and Exercised		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 100% of Units Sold and Warrant Shares Exercised:
Existing stockholders	27,904,200	78%	$829,367	2%
New Investors	7,960,000	22%	$49,7500,000	98%
Total	35,864,200	100%	$50,579,367	100%

	Units Purchased and Exercised		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 75% of Units Sold and Warrant Shares Exercised:
Existing Stockholders	27,904,200	82%	$829,367	2%
New Investors	5,970,000	18%	$37,312,500	98%
Total	33,904,200	100%	$38,141,867	100%

	Units Purchased and Exercised		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 50% of Units Sold and Warrant Shares Exercised:
Existing Stockholders	27,904,200	87%	$829,367	3%
New Investors	3,980,000	13%	$24,875,000	97%
Total	31,904,200	100%	$25,704,367	100%

	Units Purchased and Exercised		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 25% of Units Sold and Warrant Shares Exercised:
Existing Stockholders	27,904,200	93%	$829,367	6%
New Investors	1,990,000	7%	$12,437,000	94%
Total	29,904,200	100%	$13,266,867	100%

MANAGEMENT’S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis and Results of Operations

The following management’s discussion and analysis (“MD&A”) should be read in conjunction with financial statements of HSTA, and its wholly-owned subsidiary, Hestia Investments, Inc., for the years ended November 30, 2019 and 2018, and the notes thereto, and for the quarters ended May 31, 2020 and 2019.

Safe Harbor for Forward-Looking Statements

Certain statements included in this MD&A constitute forward-looking statements, including those identified by the expressions anticipate, believe, plan, estimate, expect, intend, and similar expressions to the extent they relate to HSTA or its management. These forward-looking statements are not facts, promises, or guarantees; rather, they reflect current expectations regarding future results or events. These forward-looking statements are subject to risks and uncertainties that could cause actual results, activities, performance, or events to differ materially from current expectations. These include risks related to revenue growth, operating results, industry, products, and litigation, as well as the matters discussed in HSTA’s MD&A under Risk Factors. Readers should not place undue reliance on any such forward-looking statements. HSTA disclaims any obligation to publicly update or to revise any such statements to reflect any change in the Company’s expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report.

Summary of Results

The following table summarizes the results of our operations for the year ended November 30, 2019.

Statement of Operations

REVENUE	$120,000

OPERATING EXPENSES
Selling, General and Administrative Expenses	285,507
Total Operating Expenses	285,507
Net Income/(Loss)	$(165,507)
Basic and diluted weighted average common shares outstanding	0.00
Basic and diluted loss Per Share	$0.00

For the years ended November 30, 2019 and 2018

Revenue

We generate our revenue by providing consulting services and marketing guidance.

During the year ended November 30, 2019, total revenues amounted to $120,000, which consisted of consulting revenue. For the year ended November 30, 2018, revenue was $0. The increase of revenue was due to increased consulting revenue.

Cost of Revenue

For the years ended November 30, 2019 and 2018, operating expenses were $285,707 and $36,130, respectively, representing an increase of $249,577. The increase of cost of revenue was mainly driven by selling, general and administrative expenses.

Net Loss

Net Loss increased for the year ended November 30, 2019 to $215,601, as compared to $86,110 for the same period of 2018. The increase was mainly driven by the increase of selling, general and administrative expenses.

Selling, General and Administrative Expenses

Selling, general and administrative expenses mainly consist salary and benefits, service fees, consulting fees, travel expenses and facility rental expenses.

Selling and administrative expenses were $285,507 for the year ended November 30, 2019, compared to $36,130 for the year ended November 30, 2018. The increase was mainly due to the merger of the Company with Hestia Investments, Inc.

Other (Income) Expenses

Other (income) expenses mainly include interest income, interest expense, exchange income, non-operating income, and non-operating expenses.

Other expense was $49,894 for the year ended November 30, 2019 as compared to other expenses of $49,980 for the year ended November 30, 2018.

Income Tax Expense

No provision for income taxes as a result of net loss incurred. The Company has provided full valuation allowance for the deferred tax assets at November 30, 2019 and 2018, which arise from the losses incurred since inception.

Net Loss

As a result of the factors described above, for the year ended November 30, 2019, net loss amounted to $215,601, as compared to net loss of $86,110 for the year ended November 30, 2018.

Liquidity and Capital Resources

As of November 30, 2019 and November 30, 2018, the Company had cash and cash equivalents of $559,929 and $121,115, respectively, and total assets of $641,151 and $121,115, respectively. We had total liabilities of $106,411, of which $103,314 is a loan payable to a related party as an unsecured, promissory note that is due August 31, 2020. The note is unsecured and bears a simple interest rate of 3.5% on the unpaid principal balance. As of November 30, 2019, and 2018, the Company had an accumulated deficit of $(300,247) and $(98,418), respectively.

We currently have no agreements and arrangements with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Cash Flows from Operating Activities

For the year ended November 30, 2019, net cash flows used by operating activities were $(22,964) resulting mainly from a net loss of $(215,601). For the year ended November 30, 2018, net cash flows used by operating activities were $(36,110) resulting from a net loss of $(86,110) and a bad debt expense of $50,000.

Cash Flows from Investing Activities

For the year ended November 30, 2019, the Company had used $81,222 of cash flow in investing activities. For the year ended November 30, 2018, the Company did not have any cash flow from investing activities.

Cash Flows from Financing Activities

For the year ended November 30, 2019, we had cash flows provided by financing activities of $543,000. For the year ended November 30, 2018, we had cash flows provided by financing activities of $139,033.

Going Concern Consideration

These consolidated financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to repay its debt obligations, to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company may seek additional funding through additional issuance of common stock and/or borrowings from financial institutions or the majority shareholder to support its normal business operations. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company had net loss of $215,601 for the year ended November 30, 2019 and a net loss of $86,110 for the year ended November 30, 2018. In addition, as of November 30, 2019 the Company had an accumulated deficit of $(300,247). This raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on its ability to raise additional capital. The Company’s consolidated financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

For the three months ended May 31, 2020 compared to the three months ended May 31, 2019.

Revenue

For the three months ending May 31, 2020 and 2019, the Company generated $30,000 and $30,000 in revenues, respectively.

Expenses

For the three months ended May 31, 2020, we incurred operating expenses of $39,344. For the three months ended May 31, 2019, we incurred operating expenses of $176,492. The decrease in 2020 is due to a decrease in legal and professional expenses that were incurred for the stock exchange agreement between the Company and its wholly owned subsidiary, Hestia Investments, Inc.

Net Loss

For the three months ended May 31, 2020 we earned net income of $31,992. For the three months ended May 31, 2019 we incurred a net loss of $147,236. The decrease is due to a decrease in legal and professional expenses in 2019.

Liquidity and Capital Resources

As of May 31, 2020, the Company had cash and cash equivalents of $580,834, and total assets of $668,028. We had total liabilities of $110,151, of which $101,167 is a loan payable to a related party as an unsecured, promissory note that is due August 31, 2020. The note is unsecured and bears a simple interest rate of 3.5% on the unpaid principal balance.

Additionally, we will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. Our management will have to spend additional time on policies and procedures to make sure our Company is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act. This additional corporate governance time required of management could limit the amount of time management has to implement our business plan and may impede the speed of our operations.

If we require additional financing, we cannot predict whether equity or debt financing will become available at terms acceptable to us, if at all. The Company depends upon services provided by Management and an affiliated party to fulfill its filing obligations under the Exchange Act. At present, the Company has no financial resources to pay for such services.

Operating Activities

For the six months ended May 31, 2020, we had cash flows used in operating activities of $4,473.

For the six months ended May 31, 2019, we had cash provided by operating activities of $14,719. The decrease in cash flows from operating activities in 2020 is primarily the result of the receipt of a client’s stock which was recognized as $31,350 of other income by the Company.

Investing Activities

For the six months ended May 31, 2020, net cash provided by investing activities of $25,378, was mainly the result of proceeds provided by investment equities of $44,282.

For the six months ended May 31, 2019, net cash used in investing activities of $105,000 was the result of purchasing of investment equities.

Financing Activities

For the quarter ended May 31, 2020, net cash used in financing activities was $0.

For the quarter ended May 31, 2019, net cash provided by financing activities was $543,000, which was primarily the result of proceeds provided by the issuance of common stock of $603,000.

Contractual Obligations

None.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

Since inception, our principal sources of operating funds have been proceeds from equity financing including the sale of our Common Stock to initial investors known to management and principal shareholders of the Company. We do not expect that our current cash on hand will fund our existing operations. We will need to raise additional capital in order execute our business plan and growth goals for at least the next twelve-month period thereafter. If the Company is unable to raise sufficient additional funds, it will have to execute a slower than planned growth path, reduce overhead and scale back its business plan until sufficient additional capital is raised to support further operational expansion and growth. There can be no assurance that such a plan will be successful.

Quantitative and Qualitative Disclosures about Market Risk

As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide the information called for by Item 304 of Regulation S-K.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act”) under the reporting rules set forth under the Exchange Act. As defined in the JOBS Act, an emerging growth company is defined as a company with less than $1.0 Billion in revenue during its last fiscal year. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.

For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we are required to publicly report under the Exchange Act as an “emerging growth company”, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, though if the market value of our Common Stock that is held by non-affiliates exceeds $700 million, we would cease to be an “emerging growth company”.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within one hundred twenty (120) calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within ninety (90) calendar days after the end of the first six (6) months of the issuer’s fiscal year.

OUR BUSINESS

Company Background

Hestia Insight Inc., (“Hestia” or the “Company”) was incorporated in the State of Nevada on November 19, 2003 and was formerly known as Luxshmi Investments, Inc. until it changed its name on March 27, 2019. The Company, through its wholly owned subsidiary, Hestia Investments Inc., provides strategic consulting and capital market advisory services for selective micro, small and medium sized companies in the healthcare, biotech and fintech sectors.

On November 9, 2018, the Eighth Judicial District Court of Nevada appointed Custodian Ventures, LLC as custodian for Hestia Insight Inc., proper notice having been given to the officers and directors of Hestia Insight Inc. There was no opposition.

On November 13, 2018, the Company filed a certificate of reinstatement with the state of Nevada, and Custodian Ventures, LLC appointed David Lazar as, President, Secretary, Treasurer and Director.

On May 16, 2019 the Company entered into a share exchange agreement with Hestia Investments, Inc. to exchange on a 1 for 1 basis, 27,614,200 shares of the Company’s common stock for 27,614,200 shares of Hestia Investments, Inc. that were owned by 100% of the then-shareholders of Hestia Investments, Inc.

The Company in 2015, when it was formerly known as Luxshmi Investments, Inc. and prior to its 2019 share exchange with Hestia Investments, Inc., shutdown all of its operations and fully impaired all assets and liabilities by reducing their stated value to $-0-. Based on the passage of time permitted by the statute of limitations to file claims arising prior to 2016, and with the absence of a substantial amount of the old records that were obtained through the first quarter 2019, the Company recorded the effects of this impairment as a discontinued operations expense in 2015.

On December 12, 2018, the Company issued 5,000,000 shares of Series B common stock to Custodian Ventures LLC with par $0.001 for shares valued at $5,000 in exchange for settlement of a portion of related party debt owed to Custodian Ventures representing cash advances of $5,000. During the quarter ended February 28, 2019 and the year ended November 20, 2018, Custodian Ventures, LLC advanced a total of $13,773 to the Company for payment of registration, legal and accounting fees. As of January 31, 2019, the company had a loan payable remaining of $8,773 to Custodian Ventures, LLC.

On December 07, 2018, the Company created 5,000,000 shares of Series B Common Stock with par value $0.001, out of the 200,000,000 shares of common stock already authorized by the corporation. The series B Common stock has the same powers, designation, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions as the Common Stock except that the holder of each share of Series B Common Stock shall have the right to forty-one (41) votes for each share of Series B.

On December 12, 2018, the Company issued 5,000,000 shares of Series B common stock to Custodian Ventures LLC with par $0.001 for shares valued at $5,000 in exchange for settlement of a portion of related party debt owed to Custodian Ventures representing cash advances of $5,000.

On February 26, 2019, the Company formed Series A Preferred Stock and authorized 10,000,000 shares, which were issued to Custodian Ventures LLC.

On March 6, 2019, Custodian Ventures LLC transferred its Series B Common Stock and Series A Preferred Stock to Hestia Investments Inc., and a change of control occurred. At that point Edward Lee was appointed as the sole officer and director and David Lazar resigned.

On March 19, 2019, a Certificate of Amendment was filed authorizing 300,000,000 shares of capital stock, with 290,000,000 being designated as common stock and 10,000,000 as preferred stock

Our principal executive office is located at 400 S. 4th Street, Suite 500, Las Vegas, NV 89101.

Our Business Objectives

Hestia Insight Inc. (the “Company”) is an advisory company focused primarily in the healthcare and biotech sectors. It also provides seed capital and mezzanine financing to its clients. Hestia Insight will make strategic acquisitions and mergers or joint ventures with emerging growth companies with intellectual properties. It provides sales and marketing guidance and capital market advice to increase the success of its clients.

Our Services

Consulting:

The Company provides strategic consulting in the area of marketing and sales position in the global market and assistant management strategic planning.

Capital Market Advisory:

The Company advises its clients on reverse mergers, exit strategies, and investors selection.

Business Model

The Company focuses on companies in the healthcare sector seeking to become a public company. The Company may provide seed capital and or mezzanine financing also. We will also seek to acquire or merge with qualified companies, or joint venture with selective companies that present potential for increased revenue. The Company entered the healthcare sector in order to explore emerging healthcare technologies, especially growth companies that own intellectual property. The Company will promote the selected companies for marketing and sales in the U.S. and the global marketplace. The Company may also look to make strategic acquisitions and mergers or joint ventures to enhance healthcare needs.

Competitive Advantages

The Company focuses on small and micro-cap companies, and others with traditionally difficult access to capital. We provide specialized consulting services to help companies such as BHPA, Inc. operate as a publicly traded company. Our management team is experienced in risk management and exit planning. The Company’s competitive advantages are a global business networks with healthcare, investment and financial professionals’ integrations include the University or Institute’s technology licensing and transfer and commercialization. It can be speed up the technology products and services for the market demand to be benefit easily for the consumers. It is potential growth for the future in healthcare ecosystem.

Intellectual Property

Company owns no intellectual property.

Federal Income Tax Status

The Company account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Related Party Transaction

Approval of Related Party Transactions

Related party transactions are reviewed and approved or denied by the Board of Directors of the Company. If the related party to a transaction is a member of the board, the transaction must be approved by a majority of the board that does not include the related party.

Employees

We currently employ a President.

Legal Proceedings

There are no known legal proceedings against any of our directors, officers or Company.

Corporate Information

Our investor relations department can be contacted at our principal executive office at 400 S. 4th Street, Suite 500, Las Vegas, NV 89101. Our phone number is (702) 793-4028. Our website is www. HestiaInsight.com.

Transfer Agent

The transfer agent for our Common Stock is Signature Stock Transfer, Inc., at 14673 Midway Road - Suite 220, Addison, TX 75001. The transfer agent’s telephone number is (972) 612-4120.

 DESCRIPTION OF PROPERTY

The Company’s headquarters are 400 S. 4th Street, Suite 500, Las Vegas, NV 89101. Our phone number is (702) 793-4028. Management believes that our current leased property will be sufficient for its current and immediately foreseeable administrative needs.

DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

Executive Officers and Directors

The names of our executive officers and directors, as of February 25, 2020, and the positions currently held by each are as follows:

Name	Position	Term of Office
Edward C. Lee, 68	Chief Executive Officer, Chief Financial Officer, and Chairman of the Board	One (1) year

EDWARD C. LEE. President and Chief Financial Officer, of the public company Hestia Insight Inc. He is responsible for the Company’s profitability and growth, among other duties. Mr. Lee has more than 30 years business leadership experience in multinational environments, having lived and held executive positions in the U.S. and Greater China.

In 2012, he started ECL Capital Partners Corp. (“ECL”), an international strategic consulting firm registered in Belize to provide consulting for pre-public and public companies in the U.S. and Greater China. ECL also made occasional mezzanine investments into its clients. In March 2016, Mr. Lee, founded Hestia Investments Inc. in Wyoming and started offering services to its clients in U.S.

Currently, Mr. Lee is Chairman and Director of ECL Capital Partners Corp. and Chairman and President of PK International Inc. in Taiwan. He is also honorary Director of Tzu Chi Foundation, an international humanitarian organization.

Mr. Lee attended Feng China University and Chinese Culture University in Taiwan. He attended and completed one certificate program in New York City CPC’s food service management, and two certificate programs at New York University.

Director Independence

We do not have any independent directors serving on our Board of Director.

Executive Officers and Directors

Edward Lee, 68, Chief Executive Officer, Chief Financial Officer & Director.

Mr. Lee has more than 30 years business leadership experience in multinational environments, having lived and held executive positions in the U.S. and Greater China. He began his career at Multi Service Enterprises Inc., which he co-founded in New York in the 1980’s in the business service and travel service sectors. During that period, he co-founded The Flushing Chinese Business Association as its board director and treasurer.

Mr. Lee subsequently became an angel investor and invested primarily in travel related business and also partnered with bankers to invest in the U.S. stock market.

In the 1990s, Mr. Lee went to Taiwan to establish World Financial Services Ltd. in Taipei, Taiwan. He also served as a representative for the American Finance Group in Boston, the Martin Zweig fund families and Oppenheimer’s subsidiary New Horizon, a commodity fund. World Financial Services acted as a private placement agent for U.S. public companies directly or as co-placement agent with investment bankers to raise capital in Taiwan and Hong Kong. Mr. Lee also worked as senior managing director for Goldman International Ltd. in Taiwan.

In 1994, Mr. Lee returned to New York became Chairman and CEO for a public software company in Melville, New York, Cashtek Corporation and he left in 1998 to become an independent investment banking and capital market consulting advisor for many smaller companies in the U.S. and Greater China.

In 2012, he started ECL Capital Partners Corp., an international strategic consulting firm registered in Belize to provide consulting for pre-public and public companies in the U.S. and Greater China. ECL also made occasional mezzanine investment into its clients.

In March 2016, Mr. Lee founded Hestia Investments Inc. in Wyoming and started offering services to its clients in U.S. It later merged with Luxshmi investments, Inc. in March 2019 and changed its name to Hestia insight Inc.

Currently, Mr. Lee is Chairman and Director of ECL Capital Partners Corp. and Chairman and President of PK International Inc. in Taiwan. He is also honorary Director of Tzu Chi Foundation, an international humanitarian organization.

Mr. Lee attended Feng China University and Chinese Culture University in Taiwan. He attended and completed one certificate program in New York City CPC’s food service management, and two certificate programs at New York University.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three (3) years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions;

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, we have no independent directors. However, our Common Stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Family Relationships

None.

Involvement in Certain Legal Proceedings

During the past five years none of our directors, executive officers, promoters or control persons was:

1)	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2)	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3)	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4)	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Evaluation of Disclosure Controls and Procedures

We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)). Based upon that evaluation, our principal executive officer and principal financial officer concluded that, as of the end of the period covered in this report, our disclosure controls and procedures were not effective to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the required time periods and is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

Our management, including our principal executive officer and principal financial officer, does not expect that our disclosure controls and procedures or our internal controls will prevent all error or fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. To address the material weaknesses, we performed additional analysis and other post-closing procedures in an effort to ensure our consolidated financial statements included in this offering circular have been prepared in accordance with generally accepted accounting principles. Accordingly, management believes that the financial statements included in this report fairly present in all material respects our financial condition, results of operations and cash flows for the periods presented.

Management’s Report on Internal Control over Financial Reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act, as amended. Internal control over financial reporting is a process designed by, or under the supervision of, the Chief Executive Officer and Principal Accounting Officer and effected by our Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

The framework our management uses to evaluate the effectiveness of our internal control over financial reporting is based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework). Based on our evaluation under the framework described above, our management has concluded that our internal control over financial reporting was ineffective as of November 20, 2019 due to the same material weaknesses that rendered our disclosure controls and procedures ineffective. The Company’s internal control over financial reporting is not effective due to a lack of sufficient resources to hire a support staff in order to separate duties between different individuals. The Company lacks the appropriate personnel to handle all the varying recording and reporting tasks on a timely basis. The Company plans to address these material weaknesses as resources become available by hiring additional professional staff, such as a Chief Financial Officer, as funding becomes available, outsourcing certain aspects of the recording and reporting functions, and separating responsibilities. We have identified the following material weaknesses.

1.	As of November 30, 2019, we did not maintain effective controls over the control environment. Specifically, we have not developed and effectively communicated to our employees the accounting policies and procedures. This has resulted in inconsistent practices. Further, the Board of Directors does not currently have any independent members and no director qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. Since these entity level programs have a pervasive effect across the organization, management has determined that these circumstances constitute a material weakness.

2.	As of November 30, 2019, we did not maintain effective controls over financial statement disclosure. Specifically, controls were not designed and in place to ensure that all disclosures required were originally addressed in our financial statements. Accordingly, management has determined that this control deficiency constitutes a material weakness.

Because of these material weaknesses, management has concluded that the Company did not maintain effective internal control over financial reporting as of November 30, 2019, based on the criteria established in “INTERNAL CONTROL-INTEGRATED FRAMEWORK” issued by the COSO.

Change In Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during our last fiscal year that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Attestation Report of the Registered Public Accounting Firm

This offering circular does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management’s report in this annual report.

EXECUTIVE COMPENSATION

The following summary of compensation table reflects all compensation awarded to, earned by, or paid to our Chief Executive Officer and president and other employees for all services rendered to us in all capacities during the fiscal years ended November 30, 2018 and 2019.

Summary Compensation Table

Name and Position	Year	Salary ($)	All Other Compensation	Total ($)

Edward Lee, CEO, CFO, and Chairman of the Board*	2018	$0	$0	$0
	2019	$40,000	$0	$40,000

David Lazar**	2018	$0	$0	$0
	2019	$146,228	$0	$146,228

*	Appointed March 6, 2019.
**	Resigned March 6, 2019.

Employment Agreements

Company has no employment agreements with its officers and its Board Members.

Director Compensation

The following table sets forth director compensation as of November 30, 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Edward Lee*	-0-	-0-	-0-	-0-	-0-	-0-	-0-

David Lazar**	-0-	-0-	-0-	-0-	-0-	-0-	-0-

*	Appointed March 6, 2019
**	Resigned as of March 6, 2019

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

Note Payable to Custodian Ventures, LLC

During the year ended November 30, 2018, Custodian Ventures, LLC advanced a total of $13,773 to the Company for payment of registration, legal and accounting fees. This loan is unsecured, non-interest bearing, and has no specific terms for repayment. Custodian Ventures, LLC is owned by David Lazar, the former director and president of Luxshmi Investments, Inc., now known as Hestia Insight Inc.

On December 12, 2018, the Company issued 5,000,000 shares of Series B common stock to Custodian Ventures LLC with a par value of $0.001 for shares valued at $60,000 in exchange for settlement of $13,772 in a related party debt owed to Custodian Ventures, LLC plus $46,228 for David Lazar’s services, as the director and president of Luxshmi Investments, Inc., now known as Hestia Insight Inc.

On March 1, 2019, the Company issued 10,000,000 shares of Series A preferred stock to Custodian Ventures LLC with a par value of $0.00001 for shares valued at $100,000 in exchange for David Lazar’s services, valued at $100,000 as the director and president of Luxshmi Investments, Inc., now known as Hestia Insight Inc.

Note Payable to ECL Capital Partners Corp.

On 11/20/18 ECL Capital Partners Corp. loaned Hestia Investments, Inc. $100,000 pursuant to a promissory note that is due August 31, 2020. The note is unsecured and bears a simple interest rate of 3.5% on the unpaid principal balance. Mr. Edward Lee is the president and sole owner of ECL Capital Partners Corp. and the president and sole director of Hestia Insight Inc.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following table shows the beneficial ownership of our Common Stock as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. As of February 29, 2020, there were 27,904,200 shares of our Common Stock issued and outstanding, and as at the date of this Offering Circular a total of 27,904,200 Common Stock will be outstanding.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Common Stock as of the date of this Offering Circular.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted.

Percentage ownership in the following table is based on 27,904,200 shares of Common Stock outstanding as of May 8, 2020. Each beneficial owner’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants or other convertible securities included in that person’s holdings, but not those underlying shares held by any other person.

Beneficial Owner	Number of Shares	Percentage

Edward Lee (1)	8,488,000	30.42%
ECL Capital Partners (2)	9,566,000	34.28%
Sherry Lee (3)	2,480,000	8.88%
XiaoXiao Lin (2)	2,696,000	9.66%
All Directors and Executives (1 person)	18,054,200	64.7%

(1)	400 S. 4th Street, Suite 500, Las Vegas, NV 89101

(2)	Shanghai, China. Edward Lee control person.

(3)	Fresh Meadows, NY 11366

(4)	Shanghai, China

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

The Company is authorized to issue three classes of stock. The total number of shares of stock which the Company is authorized to issue is Three Hundred Million (300,000,000) shares of capital stock, consisting of Two Hundred Eight-Five Million (285,000,000) shares of Series A Common Stock, $0.001 par value, Five Million (5,000,000) shares of Series B Common Stock, $0.001 par value and Ten Million (10,000,000) shares of preferred stock, $0.001 par value (the “Preferred Stock”).

Indebtedness.

As of the date of this Offering Circular, with the exception of approximately $100,292 in related party loans payable owed by the Company, we have no indebtedness or liabilities believed to be material to our business.

Common Stock Series A

As of the date of this Offering Circular, the Company had 27,904,200 shares of Series A Common Stock issued and outstanding.

Voting

The holders of the Series A Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There shall be no cumulative voting. The holders of shares of Series A Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of Series A Common Stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Series A Common Stock.

Common Stock Series B

As of the date of this Offering Circular, the Company had 0 shares of Series B Common Stock issued and outstanding.

Voting

On December 12, 2018, the Company created 5,000,000 shares of Series B common stock with par value $0.001, out of the 290,000,000 shares of common stock already authorized. The Series B common stock has the same powers, designation, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions as the originally issued common stock except that the holder of each share of Series B common stock has the right to forty-one (41) votes for each share of Series B.

Changes in Authorized Number

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Preferred Stock

The Series A preferred stock, before the designation of the entire series was withdrawn on November 24, 2019, was entitled to the following specific powers, preferences, rights and limitations:

1. Dividend Provisions - Entitled to receive dividends, out of any assets legally available therefor, upon any payment of any dividend (payable other than in common stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of common stock of the Corporation) on the common stock of the Corporation, as and if declared by the Board of Directors, as if the Series A preferred stock had been converted into common stock.

2. Liquidation Preference - Entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of common stock by reason of their ownership thereof, an amount per share equal to the price per share actually paid to the Corporation upon the initial issuance of the Series preferred stock (each, the “the Original Issue Price”) for each share of Series A preferred stock then held by them, plus declared but unpaid dividends.

3. Conversion Rights – Entitled to convert into such of number of fully paid and nonassessable shares of common stock as is determined by dividing the Original Issue Price of the Series A preferred stock, $0.00001, by the Series A Conversion Price applicable to such share, in effect on the date the certificate is surrendered for conversion. The initial Series A Conversion Price per share shall be $0.000000006745249 for shares of Series A preferred stock.

4. Voting Rights - The holder of each share of Series A preferred stock shall have the right to one vote for each share of common stock into which such preferred stock could then be converted, on an as-converted basis, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock.

5. Protective Provisions - the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A preferred stock to:

a. amend or repeal any provision of the Company’s Articles of Incorporation or bylaws if such action would materially and adversely change the rights, preferences or privileges of the Series A preferred stock;

b. increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A preferred stock; or

c. redeem shares of common stock (other than shares repurchased upon termination of an officer, employee or director pursuant to a restricted stock purchase agreement).

On March 1, 2019, the Company issued 10,000,000 shares of Series A preferred stock to Custodian Ventures LLC with a par value of $0.00001 for shares valued at $100,000 in exchange for David Lazar’s services, valued at $100,000 as the director and president of Luxshmi Investments, Inc., now known as Hestia Insight Inc. On November 21, 2019, the Company retired and cancelled all Series A preferred stock and recognized the $100 par value of these shares as treasury stock. On November 24, 2019 the Company filed a “Certificate, Amendment or Withdrawal of Designation” with the Nevada Secretary of State that withdrew the Series A preferred stock designation leaving no Series A preferred stock authorized or outstanding as of that date.

The Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

Penny stock regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

Dividend Policy

We will not distribute cash to our Common Stock shareholders until Company generates net income. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board of Directors and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

Equity Compensation Plan Information

Company may establish a Common Stock Option Plan for the benefit of its employees in the near future. The vesting and terms of all of the options are determined by the Board of Directors and may vary by optionee; however, the term may be no longer than 10 years from the date of grant.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Pink Sheets under the symbol “HSTA.”

The table below sets forth the high and low closing prices of the Company’s Common Stock during the periods indicated. The quotations reflect inter-dealer prices without retail mark-up, markdown or commission and may not reflect actual transactions.

	2020 Price Range		2019 Price Range
	High	Low	High	Low

First Quarter	$14.00	$41.00
Second Quarter	$11.00	$11.00	$16.00	$16.00
Third Quarter	$11.00	$11.00	$16.00	$15.75
Fourth Quarter			$15.75	$14.00

The closing sales price of the Company’s common stock as reported on June 4, 2020, was $11.00 per share.

Holders

As of the date of this report there were approximately 53 holders of record of Company common stock. This does not include an indeterminate number of persons who hold our Common Stock in brokerage accounts and otherwise in “street name.”

Dividends

We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors.

PLAN OF DISTRIBUTION

A portion of this offering circular relates to the resale of up to 912,500 shares of our common stock by the Selling Shareholders.

The Selling Shareholders, and any of their pledgees, designees, assignees and other successors-in-interest may, from time to time sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

●	facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders, as applicable, shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Shareholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this offering circular will be sold by the Selling Shareholders. The Selling Shareholders, and any broker-dealers or agents, upon completing the sale of any of the shares offered in this offering circular, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Selling Shareholders, alternatively, may sell all or any part of the shares offered in this offering circular through an underwriter. The Selling Shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The Selling Shareholders may pledge its shares to its brokers under the margin provisions of customer agreements. If any of the Selling Shareholders default on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The Selling Shareholders, and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by any of the Selling Shareholders, or any other such person. Under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

The Selling Shareholders will be offering such shares for their own account. We do not know for certain how or when the Selling Shareholders will choose to sell their shares of common stock. However, they can sell such shares at any time or through any manner set forth in this plan of distribution.

To permit the Selling Shareholders to resell the shares of common stock issued to it, we agreed to file an offering circular is a part, and all necessary amendments and supplements with the SEC for the purpose of qualifying the shares. We will bear all costs relating to the registration of the common stock offered by this offering circular, other than the costs of our independent legal review. We will keep the offering circular qualified until the earlier of (i) the date after which all of the shares of common stock held by the Selling Shareholders that are covered by the offering circular have been sold by the Selling Shareholders pursuant to such offering circular and (ii) the first day of the month next following the 36-month anniversary of the date the offering circular, to which this offering circular is made a part, is declared effective by the SEC.

The remaining shares in this offering circular are being offered by us on a “best-efforts” basis by our officers, directors and employees. Our sole officer and director shall personally market the shares to the contacts he has made throughout his years working in the public markets. He intends to reach out to his contacts in China, Taiwan, and Hong Kong. We reserve the right to temporarily suspend and/or modify this Offering and Offering Circular in the future, during the Offering Period, in order to take such actions necessary to enable the Company to accept subscriptions in this Offering from investors residing in such states identified above.

We reserve the right to offer the Common Stock through broker-dealers who are registered with FINRA.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

Our Offering will expire on the first to occur of (a) the sale of all 3,190,000 shares of Common Stock offered hereby, (b) August 6, 2021 subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company, or (c) when our board of directors elects to terminate the Offering.

ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten percent (10%) of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors must comply with the ten percent (10%) limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two (2) most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;
(vii)

You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date (the “Offering Period”).

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by McMurdo Law Group, LLC, New York, NY.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, of BF Borger CPA PC, an independent certified public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on behalf by the undersigned, thereunto duly authorized, in Las Vegas, State of Nevada, on August 6, 2020.

Hestia Insight Inc.

By:	/s/ Edward Lee
Name: Edward Lee
Title: Chief Executive Officer, Director

Part III – EXHIBITS

Exhibit No.	Description

EX1A-2A	Certificate of Incorporation of Hestia Insight Inc.

EX1A-2B	Certificate of Amendments of Hestia Insight Inc.

EX1A-2C	Bylaws of Hestia Insight Inc.

EX1A-2D	Certificate of Reinstatement.

EX1A-2F	Certificate of Amendment for Custodianship.

EX1A-2G	Certificates of Designation, and Certificate of Withdrawal

EX1A-4A	Form of Subscription Agreement

EX1A-4B	Form of Warrant

EX1A-10A	Independent Consulting Agreement, dated December 1, 2019, by and between Hestia Insight Inc. and BHPA Inc.

EX1A-11A	Consent of BF Borger CPA PC

EX1A-12A	Opinion of McMurdo Law Group, LLC

HESTIA INSIGHT INC.

CONSOLIDATED BALANCE SHEETS

UNAUDITED

	May 31, 2020	November 30, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$580,834	$559,929
Investments in equities	87,194	81,222
Note receivable; net of allowance for doubtful accounts of $50,000 and $50,000 as of May 31, 2020 and November 30, 2019 respectively.	-	-
Total current assets	668,028	641,151

TOTAL ASSETS	$668,028	$641,151

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$8,984	$3,097
Related party – loans payable	101,167	103,314
Total current liabilities	110,151	106,411

TOTAL LIABILITIES	110,151	106,411

STOCKHOLDERS’ EQUITY:
Common stock, par value $0.001 per share; 285,000,000 shares authorized; 27,904,200 and 27,904,200 shares issued and outstanding as of May 31, 2020, and November 30, 2019 respectively.	27,904	27,904
Series B common stock, par value $0.001 per share; 5,000,000 shares authorized; 500,000 and 500,000 issued and outstanding as of May 31, 2020 and November 30, 2019 respectively.	500	500
Treasury Stock, 4,600,000 shares as of May 31, 2020 and 4,600,000 shares as of November 30, 2019 respectively	4,600	4,600
Additional paid in capital	655,756	801,983
Accumulated deficit	(130,883)	(300,247)
Total stockholders' equity	557,877	534,740

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$668,028	$641,151

The accompanying notes are an integral part of these unaudited financial statements.

HESTIA INSIGHT INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	For the Three Months Ended May 31,		For the Six Months Ended May 31,
	2020	2019	2020	2019
REVENUE:
Consulting revenue	$30,000	$30,000	$60,000	$60,000
Other Income	31,350	-	31,350
Total revenue	61,350	30,000	91,350	60,000

OPERATING EXPENSE:
Selling, general and administrative expense	39,344	176,492	69,308	231,670
Total operating expense	39,344	176,492	69,308	231,670

OPERATING INCOME/(LOSS)	22,006	(146,492)	22,042	(171,670)

OTHER INCOME/(EXPENSE):
Interest income	5,168	131	5,499	162
Realized Gain/(Loss) on Equity Investments	-		2,403
Recognized Gain/(Loss) on Equity Investments	5,694		(5,047)
Interest expense	(875)	(875)	(1,760)	(1,564)
Bad debt expense	-	-	-	-
Total other income/(expense)	9,987	(744)	1,095	(1,402)

INCOME /(LOSS) BEFORE TAXES	31,992	(147,236)	23,137	(173,072)

Tax expense	-	-	-	-
NET INCOME/(LOSS)	$31,992	$(147,236)	$23,137	$(173,072)

Basic net income/(loss) per common share	$0.00	$(0.00)	$0.00	$(0.00)
Diluted net income/(loss) per common share	$0.00	$(0.00)	$0.00	$(0.00)
Ave. common shares outstanding – Basic	28,404,200	82,867,341	28,404,200	115,979,000
Ave. common shares outstanding – Diluted	28,404,200	14,908,116,935	28,404,200	7,528,603,797

The accompanying notes are an integral part of these unaudited financial statements.

HESTIA INSIGHT INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	For the six months ended
	May 31, 2020	May 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income/(Loss)	$23,137	$(173,072)
Adjustments to reconcile net loss to operating cash flows:
Issuance of Hestia Investments, Inc. common stock for services		40,000
Issuance of Preferred A stock for services		100,000
Issuance of Common B stock for services		46,227
Fair value of stock received as other income	(31,350)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	-	-
Changes in operating asset and liability account balances:
Accounts receivable	-	-
Accounts payable and accrued interest payable	3,740	1,564
NET ADJUSTMENTS	(27,610)	187,791

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	$(4,473)	$14,719

CASH FLOWS FROM INVESTING ACTIVITIES:
Realized loss (gain) on investment equities	(2,403)	-
Recognized loss (gain) on investment equities	5,047	-
Proceeds (used in) purchase of investment equities	(21,548)	(105,000)
Proceeds provided by investment equities	44,282	-
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	$25,378	$(105,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds provided by related party loan	-	100,000
Proceeds provided by (used in) related party loan	-	(13,773)
Proceeds provided by issuance of common stock	-	603,000
Proceeds provided by issuance of Series B common stock	-	13,773
Proceeds (used) by purchase of Company stock for reverse merger		(160,000)
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	$-	$543,000

NET INCREASE (DECREASE) IN CASH	20,905	452,719

CASH – BEGINNING OF PERIOD	559,929	121,114
CASH – END OF PERIOD	$580,834	$573,833

The accompanying notes are an integral part of these unaudited financial statements.

HESTIA INSIGHT INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

UNAUDITED

	Common Stock par value $0.001		Series B Common Stock par value $0.001		Preferred Stock par value $0.00001		Treasury Stock	Additional Paid In	Accum.	Total Stockholders’
	Shares	Amount	Shares	$	Shares	$	$	Capital	Deficit	Equity
Balance, November 30, 2017	147,750,000	$147,750	-	$-	-	$-	$-	$(117,250)	$(12,308)	$18,192
Adjust common stock count to actual per stock transfer agent.	(3,000,000)	(3,000)						3,000		-
Issuance of Hestia Investments, Inc. stock for cash.								175,260		175,260
Net Loss for 12-month period									(86,110)	(86,110)
Balance, November 30, 2018	144,750,000	$144,750	-	$-	-	$-	$	$61,010	$(98,418)	$107,342
Issuance of Hestia Investments, Inc. stock for cash.								603,000		603,000
Issuance of Hestia Investments, Inc. stock for services.								40,000		40,000
Issuance of Hestia Insight Inc. Series B common stock for cash and services.			5,000,000	5,000				55,000		60,000
Issuance of Hestia Insight Inc. Series A preferred stock for services.					10,000,000	100		99,900		100,000
Cancellation of Hestia Insight Inc. Series B common stock.			(4,500,000)	(4,500)			4,500			-
Cancellation of Hestia Insight Inc. Series A preferred stock.					(10,000,000)	(100)	100			-
Reverse common stock split of 1 for 500	(144,460,000)	(144,460)						144,460		-
Issuance of Hestia Insight Inc. common stock to Hestia Investments, Inc. shareholders in share exchange.	27,614,200	27,614						(27,614)		-
Consolidation of Hestia Insight Inc. with Hestia Investments, Inc.								(173,773)	13,772	(160,001)
Net Loss for 12-month period									(215,601)	(215,601)
Balance, November 30, 2019	27,904,200	$27,904	500,000	$500	-	$-	$4,600	$801,983	$(300,247)	$534,740
Net Profit for 6-month period									23,137	23,137
Balance, May 31, 2020	27,904,200	$27,904	500,000	$500	-	$-	$4,600	$801,983	$(277,110)	$557,877

The accompanying notes are an integral part of these unaudited financial statements.

HESTIA INSIGHT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2020

UNAUDITED

Note 1 – Organization and basis of accounting

Nature of Organization

Hestia Insight Inc., (“Hestia” or the “Company”) was incorporated in the State of Nevada on November 19, 2003 and was formerly known as Luxshmi Investments, Inc. until it changed its name on March 27, 2019. The Company, through its wholly owned subsidiary, Hestia Investments Inc., provides strategic consulting and capital market advisory services for selective micro, small and medium sized companies in the healthcare, biotech and fintech sectors.

Basis of Presentation

The accompanying audited consolidated financial statements include the accounts of Hestia Insight Inc. (“Hestia” or the “Company”) consolidated with the accounts of its wholly owned subsidiary Hestia Investments, Inc., a Wyoming corporation. In these notes, the terms “us,” “we” or “our” refer to Hestia Insight Inc. and its consolidated subsidiary.

The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is a development stage enterprise devoting substantial efforts to establishing its new business, financial planning, raising capital, and research into investments and services which may become part of the Company’s investment and services portfolios. The Company has not realized significant revenues from inception through the date of these financial statements. A development stage company is defined as one in which all efforts are devoted substantially to establishing a new business and, even if planned principal operations have commenced, revenues are insignificant.

Presented as a Going Concern

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that we will be able to raise additional equity capital, or be successful in the development and commercialization of the investments and services it develops or enters into collaboration agreements thereon. Ultimately, the Company will need to achieve profitable operations in order to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the reclassification or the amounts that can be recovered from receivables or other assets, or the reclassification or the amounts of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 2 – Summary of significant accounting policies

Cash and Cash Equivalents

For purposes of reporting within the balance sheets and the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, cash on deposit in attorney trust accounts, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Prepaid Expenses

The Company records amounts which have been paid in advance of receiving future economic benefits anticipated by the payment as prepaid expenses. Prepaid expenses are recorded as assets and expensed over the period that the benefits are received from the payment. The Company recorded as prepaid expenses of $0 for the six months ended May 31, 2020 and the year ended November 30, 2019, respectively.

Investments in Equities

For those investments in equities, including equity securities and partnership interests, that have a “readily determinable fair value,” as defined in ASC 321 and discussed below, or are traded in a verifiable public market and are not restricted for sale in the public market by a restricted stock legend or otherwise, we present and carry our investments at their estimate of fair value at net asset value (NAV) as of the balance sheet date. For these equity securities and partnership interests we include the realized and unrealized gains and losses arising from the changes in the fair values during the period as a component of investment gains in the consolidated statements of operations.

For those investments in equities, including equity securities and partnership interests, that do not have a “readily determinable fair value,” or are not traded in a verifiable public market or are restricted for sale in the public market by a restricted stock legend or otherwise, we present and carry our investments using the measurement alternative which is cost minus impairment, if any, plus or minus changes resulting from observable price changes in “orderly transactions,” as defined in ASC 321, for the identical or a similar investment of the same issuer.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC Topic 740, Income Taxes. Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the federal tax laws.

Changes in circumstances, including the Company generating significant taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America, also referred to as U.S. GAAP. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the balance sheets and the income and expenses for the periods ended as stated in the statements of operations.

Subsequent Events

The Company evaluated subsequent events through July 14, 2020, the date when these financial statements are issued for disclosure consideration.

Adoption of Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that management of the Company believes may impact its financial statements. Management does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Recent Accounting Pronouncements

Effective December 1, 2017, the Company adopted Accounting Standards Update (“ASU”) 2016-01 “Financial Instruments—Recognition and Measurement of Financial Assets and Financial Liabilities.” ASU 2016-01 adds a new Topic, “ASC 321 Investments – Equity Securities” to the FASB Accounting Standards Codification, which provides guidance on accounting for all equity investments.

The guidance in ASC 321 allows a measurement exception for those equity investments that do not have a “readily determinable fair value,” as defined therein, and do not qualify to be measured using the practical expedient to estimate fair value at net asset value (NAV) of the investee in accordance with ASC 820-1035-59, Fair Value Measurement and Disclosure. The measurement alternative allows those investments to be measured at their cost minus impairment, if any, plus or minus changes resulting from observable price changes in “orderly transactions,” as defined, for the identical or a similar investment of the same issuer. Hestia has elected to use this measurement exception. See Note 3 below for a detailed listing of the Company’s investment in equities to which the measurement exception applies.

Note 3 – Investment in Equities

The following equity investments are measured using the measurement alternative described in ASC 321 and discussed above. They are measured at their cost minus impairment, if any, plus or minus changes resulting from observable price changes in “orderly transactions,” as defined, for the identical or a similar investment of the same issuer.

Description	How Acquired	Readily Determinable Fair Value	Cost	Current Changes	Cumulative Impairments	Cumulative Adjust.	May 31, 2020 Bal. Sheet Value

6,950,000 shares of restricted stock in Patient Access Solutions, Inc. (“PASO” on OTCMarkets.com)	Other Income	No	$0	$0	$0	$0	$0
1,500,000 shares of restricted stock in Patient Access Solutions, Inc. (“PASO” on OTCMarkets.com)	Consulting Income	No	$0	$0	$0	$0	$0
1,500,000 shares of stock in Patient Access Solutions, Inc. (“PASO” on OTCMarkets.com)	Other Income	Yes	$31,350	$22,650	$0	$0	$54,000
5,000 shares of Gebelli Equity Trust	Cash Purchase	Yes	$21,547	2,653	$0	$0	$24,200
2,698,276 shares of stock in Canibiola, Inc. (“CANB” on OTCMarkets.com)	Cash Purchase	Yes	$79,250	$(19,608)	$0	$(50,648)	$8,994
3,333 shares of restricted stock in Canibiola, Inc. (“CANB” on OTCMarkets.com)	Consulting Income	No	$0	$0	$0	$0	$0
13,343,203 shares of restricted stock in BHPA, Inc (“BHPA” on OTCMarkets.com)	Consulting Income	No	$0	$0	$0	$0	$0
Totals			$132,147	$5,695	$0	$(50,648)	$87,194

Note 4 – Share Exchange Agreement

On May 16, 2019 the Company entered into a share exchange agreement with Hestia Investments, Inc. to exchange on a 1 for 1 basis, 27,614,200 shares of the Company’s common stock for 27,614,200 shares of Hestia Investments, Inc. that were owned by 100% of the then-shareholders of Hestia Investments, Inc.

Note 5 – Discontinued Operations

The Company in 2015, when it was formerly known as Luxshmi Investments, Inc. and prior to its 2019 share exchange with Hestia Investments, Inc., shutdown all of its operations and fully impaired all assets and liabilities by reducing their stated value to $-0-. Based on the passage of time permitted by the statute of limitations to file claims arising prior to 2016, and with the absence of a substantial amount of the old records that were obtained through the first quarter 2019, the Company recorded the effects of this impairment as a discontinued operations expense in 2015. This 2015 expense is carried as part of the accumulated deficit on the balance sheets for periods ending after December 31, 2015.

Note 6 – Income Taxes

The Tax Cuts and Jobs Act (the “2017 Tax Act”) was enacted on December 22, 2017. The 2017 Tax Act includes a number of changes to existing U.S. income tax laws that affect the Company, most notably a reduction of the top U.S. corporate income tax rate from 35% to 21% for tax years beginning after December 31, 2017. The 2017 Tax Act also provides for the acceleration of depreciation for certain assets placed in service after September 27, 2017 as well as changes beginning in 2018, including additional limitations on the deductibility of executive compensation and interest.

On May 16, 2019 the Company entered into a share exchange agreement which resulted in Hestia Investments, Inc. becoming a wholly owned subsidiary of the Company and the former shareholders Hestia Investments Inc becoming the new majority shareholders of the Company. Prior to this date the Company and Hestia Investments, Inc., have been taxed as separate C-Corporations for federal income tax purposes.

The provision (benefit) for income taxes for the six months ended May 31, 2020 and the year ended November 30, 2019 consist of the following:

	May 31, 2020	Nov. 30, 2019
Current:
Federal	$0	$0
State	0	0
Total Current	$0	$0

Deferred:
Federal	$0	$0
State	0	0
Change in valuation	0	0
Total provision (benefit)	$0	$0

The Company, and its subsidiary have net deferred tax assets resulting from net operating loss (“NOL”) carryforwards. These NOL carryforwards are subject to limitations on their use and availability. Under the 2017 Tax Act, NOL carryforwards can offset only 80% of taxable income in any given tax year and are significantly or completely reduced whenever there is a substantial change in the ownership of the Corporation.

The income tax provision (benefit) differs from the amount computed by applying the U.S. federal statutory tax rate of 21% in 2020 and 2019 to net income (loss) before income taxes for the six months ended May 31, 2020 and year ended November 30, 2019 and adjusting for the following:

	May 31, 2020	Nov. 30, 2019
Net income (loss) before taxes	$23,137	$(215,601)
US federal income tax rate	21%	21%

Computed expected tax provision (benefit)	4,859	(45,276)
Permanent differences	-	-
Limitations on NOL carryforwards due to change in stock ownership of the Corporation	(4,859)	45,276
Federal income tax provision	$-	$-

The Company and its subsidiary file income tax returns in the U.S. federal jurisdiction and, if necessary, in various state and local jurisdictions. All tax years from 2016 to 2020 are subject to examination.

Note 7 – Related party transactions

Note Payable to Custodian Ventures, LLC

During the year ended November 30, 2018, Custodian Ventures, LLC advanced a total of $13,773 to the Company for payment of registration, legal and accounting fees. This loan is unsecured, non-interest bearing, and has no specific terms for repayment. Custodian Ventures, LLC is owned by David Lazar, the former director and president of Luxshmi Investments, Inc., now known as Hestia Insight Inc.

On December 12, 2018, the Company issued 5,000,000 shares of Series B common stock to Custodian Ventures LLC with a par value of $0.001 for shares valued at $60,000 in exchange for settlement of $13,772 in a related party debt owed to Custodian Ventures, LLC plus $46,228 for David Lazar’s services, as the director and president of Luxshmi Investments, Inc., now known as Hestia Insight Inc.

On March 1, 2019, the Company issued 10,000,000 shares of Series A preferred stock to Custodian Ventures LLC with a par value of $0.00001 for shares valued at $100,000 in exchange for David Lazar’s services, valued at $100,000 as the director and president of Luxshmi Investments, Inc., now known as Hestia Insight Inc.

Note Payable to ECL Capital Partners Corp.

On 11/20/18 ECL Capital Partners Corp. loaned Hestia Investments, Inc. $100,000 pursuant to a promissory note that is due August 31, 2020. The note is unsecured and bears a simple interest rate of 3.5% on the unpaid principal balance. Mr. Edward Lee is the president and sole owner of ECL Capital Partners Corp. and the president and sole director of Hestia Insight Inc.

Note 8 – Note Receivable Patient Access Solutions, Inc

Effective October 1, 2019, the Company received a Note Receivable (the “Note”) in the amount of $50,000 from Patient Access Solutions, Inc. (“PASO” on OTCMarkets.com) to compensate the Company for consulting services to PASO over a six-month period ending February 6, 2020. The Note is due on October 31, 2020, however due to the doubtful ability to collect on this Note, no income or receivable amount has or will be accrued until payment of this Note is received. The Note provides simple interest at the rate of ten percent (10%) on the unpaid principal sum outstanding. Patient Access Solutions, Inc. will also provide five hundred thousand (500,000) common shares of PASO’s stock in the Company’s name upon acceptance of this agreement. Additionally, the Company has conversion rights until this Note is no longer outstanding, whereby this Note may be convertible into shares of PASO’s common stock at a price of $0.10 per share (the "Set Price") or 40% discount of the lowest bid price based on a 5 day average at the option of the Company, in whole or in part whichever is less.

Note 9 – Common Stock

On December 12, 2018, the Company created 5,000,000 shares of Series B common stock with par value $0.001, out of the 290,000,000 shares of common stock already authorized by the corporation. The Series B common stock has the same powers, designation, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions as the originally issued common stock except that the holder of each share of Series B common stock has the right to forty-one (41) votes for each share of Series B.

On December 12, 2018, the Company issued 5,000,000 shares of Series B common stock to Custodian Ventures, LLC, a related party, with a par value of $0.001 for shares the Company valued at $60,000 in exchange for settlement of the $13,776 in related party debt owed to Custodian Ventures, LLC and David Lazar’s services, valued at $46,224 as the director and president of Luxshmi Investments, Inc., now known as Hestia Insight Inc. The Company’s valuation of $60,000 for this stock is equal to the amount that Hestia Investments, Inc. paid for this stock.

On March 27, 2019 the Company authorized a 1 for 500 reverse stock split on the 144,750,000 shares issued and outstanding as of April 16, 2019. After giving consideration for fractional shares that were rounded up to the next whole share, this left the Company with 290,000 shares issued and outstanding prior to the share exchange agreement it entered into with the shareholders of Hestia Investments, Inc. on May 16, 2019. See Note 4 – Share Exchange Agreement above.

On November 21, 2019 the Company retired and cancelled 4,500,000 shares out of the 5,000,000 shares of Series B common stock that was authorized and outstanding on that date and recognized the $4,500 par value of these shares as treasury stock. This left 500,000 shares of Series B common stock authorized and outstanding as of November 21, 2019.

Note 10 – Preferred Stock

On February 26, 2019 the Company designated 10,000,000 shares of its authorized preferred shares as Series A preferred stock with the specific powers, preferences, rights and limitations described below.

On March 1, 2019, the Company issued 10,000,000 shares of Series A preferred stock to Custodian Ventures LLC with a par value of $0.00001 for shares valued at $100,000 in exchange for David Lazar’s services, valued at $100,000 as the director and president of Luxshmi Investments, Inc., now known as Hestia Insight Inc. The Company’s valuation of $100,000 for this stock is equal to the amount that Hestia Investments, Inc. paid for this stock.

On November 21, 2019, the Company retired and cancelled all Series A preferred stock and recognized the $100 par value of these shares as treasury stock. On November 24, 2019 the Company filed a “Certificate, Amendment or Withdrawal of Designation” with the Nevada Secretary of State that withdrew the Series A preferred stock designation leaving no Series A preferred stock authorized or outstanding as of that date.

The Series A preferred stock, before the designation of the entire series was withdrawn on November 24, 2019, was entitled to the following specific powers, preferences, rights and limitations:

1.	Dividend Provisions - Entitled to receive dividends, out of any assets legally available therefor, upon any payment of any dividend (payable other than in common stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of common stock of the Corporation) on the common stock of the Corporation, as and if declared by the Board of Directors, as if the Series A preferred stock had been converted into common stock.

2.	Liquidation Preference - Entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of common stock by reason of their ownership thereof, an amount per share equal to the price per share actually paid to the Corporation upon the initial issuance of the Series preferred stock (each, the “the Original Issue Price”) for each share of Series A preferred stock then held by them, plus declared but unpaid dividends.

3.	Conversion Rights – Entitled to convert into such of number of fully paid and nonassessable shares of common stock as is determined by dividing the Original Issue Price of the Series A preferred stock, $0.00001, by the Series A Conversion Price applicable to such share, in effect on the date the certificate is surrendered for conversion. The initial Series A Conversion Price per share shall be $0.000000006745249 for shares of Series A preferred stock.

4.	Voting Rights - The holder of each share of Series A preferred stock shall have the right to one vote for each share of common stock into which such preferred stock could then be converted, on an as-converted basis, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock.

5.	Protective Provisions - the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A preferred stock to:

a.	amend or repeal any provision of the Company’s Articles of Incorporation or bylaws if such action would materially and adversely change the rights, preferences or privileges of the Series A preferred stock;
b.	increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A preferred stock; or
c.	redeem shares of common stock (other than shares repurchased upon termination of an officer, employee or director pursuant to a restricted stock purchase agreement).

Note 11 – Subsequent Events

The Company evaluates events that occur after the period end date through the date the financial statements are available to be issued. Accordingly, management has evaluated subsequent events through July 14, 2020, and has determined that there are no subsequent events, requiring adjustment to, or disclosure in, the financial statements:

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Hestia Insight, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Hestia Insight, Inc. as of November 30, 2019 and 2018, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2019

Lakewood, CO

August 6, 2020

HESTIA INSIGHT INC.

CONSOLIDATED BALANCE SHEETS

	November 30, 2019	November 30, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$559,929	$121,115
Investments in equities	81,222	-
Note receivable; net of allowance for doubtful accounts of $50,000 and $50,000 for the periods ending November 30, 2019 and November 30, 2018 respectively.	-	-
Total current assets	641,151	121,115

TOTAL ASSETS	$641,151	$121,115

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$3,097	$-
Related party – loans payable	103,314	13,773
Total current liabilities	106,411	13,373

TOTAL LIABILITIES	106,411	13,773

STOCKHOLDERS’ EQUITY:
Common stock, par value $0.001 per share; 285,000,000 shares authorized; 27,904,200 and 144,750,000 shares issued and outstanding as of November 30, 2019, and November 30, 2018 respectively.	27,904	144,750
Series B common stock, par value $0.001 per share; 5,000,000 shares authorized; 500,000 and -0- issued and outstanding as of November 30, 2019 and November 30, 2018 respectively.	500	-
Treasury Stock, 4,600,000 shares as of November 30, 2019 and -0- shares as of November 30, 2018 respectively	4,600	-
Additional paid in capital	801,983	61,010
Accumulated deficit	(300,247)	(98,418)
Total stockholders’ equity	534,740	107,342

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$641,151	$121,115

The accompanying notes are an integral part of these audited financial statements.

HESTIA INSIGHT INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended November 30,
	2019	2018
REVENUE:
Consulting revenue	$120,000	$-
Total revenue	120,000

OPERATING EXPENSE:
Selling, general and administrative expense	285,707	36,130
Total operating expense	285,707	36,130

OPERATING INCOME/(LOSS)	(165,707)	(36,130)

OTHER INCOME/(EXPENSE):
Interest & dividend income	1,737	20
Realized gain/(loss) on equity investments	1,244
Recognized gain/(loss) on equity investments	(49,561)
Interest expense	(3,314)	-
Bad debt expense	-	(50,000)
Total other income/(expense)	(49,894)	(49,980)

INCOME /(LOSS) BEFORE TAXES	(215,601)	(86,110)

Tax expense	-	-
NET INCOME/(LOSS)	$(215,601)	$(86,110)

Basic net income/(loss) per common share	$(0.00)	$(0.00)
Diluted net income/(loss) per common share	$(0.00)	$(0.00)
Ave. common shares outstanding – Basic	74,216,388	144,750,000
Ave. common shares outstanding – Diluted	10,837,753,765	144,750,000

The accompanying notes are an integral part of these audited financial statements.

HESTIA INSIGHT INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended November 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income/(Loss)	$(215,601)	$(86,110)
Adjustments to reconcile net loss to operating cash flows:
Issuance of Hestia Investments, Inc. common stock for services	40,000	-
Issuance of Series A preferred stock for services	100,000	-
Issuance of Series B common stock for services	46,227	-
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	-	50,000
Changes in operating asset and liability account balances:
Accounts receivable	-	-
Accounts payable and accrued interest payable	6,410	-
NET ADJUSTMENTS	192,637	50,0000

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	$(22,964)	$(36,110)

CASH FLOWS FROM INVESTING ACTIVITIES:
Realized loss (gain) on investment equities	(1,244)	-
Recognized loss (gain) on investment equities	49,561	-
Proceeds (used in) purchase of investment equities	(148,510)	-
Proceeds provided by investment equities	18,971	-
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	$(81,222)	$-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds provided by related party loan	100,000	-
Proceeds provided by (used in) related party loan	(13,773)	13,773
Proceeds used in issuance of note receivable	-	(50,000)
Proceeds provided by issuance of common stock	603,000	175,260
Proceeds provided by issuance of Series B common stock	13,773	-
Proceeds used in purchase of Company stock for reverse merger	(160,000)	-
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	$543,000	$139,033

NET INCREASE (DECREASE) IN CASH	438,814	102,923

CASH – BEGINNING OF PERIOD	121,115	18,192
CASH – END OF PERIOD	$559,929	$121,115

The accompanying notes are an integral part of these audited financial statements.

HESTIA INSIGHT INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock par value $0.001		Series B Common Stock par value $0.001		Preferred Stock par value $0.00001		Treasury Stock	Additional Paid In	Accum.	Total Stockholders’
	Shares	Amount	Shares	$	Shares	$	$	Capital	Deficit	Equity
Balance, November 30, 2017	147,750,000	$147,750	-	$-	-	$-	$-	$(117,250)	$(12,308)	$18,192
Adjust common stock count to actual per stock transfer agent.	(3,000,000)	(3,000)						3,000		-
Issuance of Hestia Investments, Inc. stock for cash.								175,260		175,260
Net Loss for 12-month period									(86,110)	(86,110)
Balance, November 30, 2018	144,750,000	$144,750	-	$-	-	$-	$	$61,010	$(98,418)	$107,342
Issuance of Hestia Investments, Inc. stock for cash.								603,000		603,000
Issuance of Hestia Investments, Inc. stock for services.								40,000		40,000
Issuance of Hestia Insight Inc. Series B common stock for cash and services.			5,000,000	5,000				55,000		60,000
Issuance of Hestia Insight Inc. Series A preferred stock for services.					10,000,000	100		99,900		100,000
Cancellation of Hestia Insight Inc. Series B common stock.			(4,500,000)	(4,500)			4,500			-
Cancellation of Hestia Insight Inc. Series A preferred stock.					(10,000,000)	(100)	100			-
Reverse common stock split of 1 for 500	(144,460,000)	(144,460)						144,460		-
Issuance of Hestia Insight Inc. common stock to Hestia Investments, Inc. shareholders in share exchange.	27,614,200	27,614						(27,614)		-
Consolidation of Hestia Insight Inc. with Hestia Investments, Inc.								(173,773)	13,772	(160,001)
Net Loss for 12-month period									(215,601)	(215,601)
Balance, November 30, 2019	27,904,200	$27,904	500,000	$500	-	$-	$4,600	$801,983	$(300,247)	$534,740

The accompanying notes are an integral part of these audited financial statements.

HESTIA INSIGHT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2019

Note 1 – Organization and basis of accounting

Nature of Organization

Hestia Insight Inc., (“Hestia” or the “Company”) was incorporated in the State of Nevada on November 19, 2003 and was formerly known as Luxshmi Investments, Inc. until it changed its name on March 27, 2019. The Company, through its wholly owned subsidiary, Hestia Investments Inc., provides strategic consulting and capital market advisory services for selective micro, small and medium sized companies in the healthcare, biotech and fintech sectors.

Basis of Presentation

The accompanying audited consolidated financial statements include the accounts of Hestia Insight Inc. (“Hestia” or the “Company”) consolidated with the accounts of its wholly owned subsidiary Hestia Investments, Inc., a Wyoming corporation. In these notes, the terms “us,” “we” or “our” refer to Hestia Insight Inc. and its consolidated subsidiary.

The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is a development stage enterprise devoting substantial efforts to establishing its new business, financial planning, raising capital, and research into investments and services which may become part of the Company’s investment and services portfolios. The Company has not realized significant revenues from inception through the date of these financial statements. A development stage company is defined as one in which all efforts are devoted substantially to establishing a new business and, even if planned principal operations have commenced, revenues are insignificant.

Presented as a Going Concern

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that we will be able to raise additional equity capital, or be successful in the development and commercialization of the investments and services it develops or enters into collaboration agreements thereon. Ultimately, the Company will need to achieve profitable operations in order to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the reclassification or the amounts that can be recovered from receivables or other assets, or the reclassification or the amounts of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 2 – Summary of significant accounting policies

Cash and Cash Equivalents

For purposes of reporting within the balance sheets and the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, cash on deposit in attorney trust accounts, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Prepaid Expenses

The Company records amounts which have been paid in advance of receiving future economic benefits anticipated by the payment as prepaid expenses. Prepaid expenses are recorded as assets and expensed over the period that the benefits are received from the payment. The Company recorded as prepaid expenses of $0 for the periods ending November 30, 2019 and November 30, 2018, respectively.

Investments in Equities

For those investments in equities, including equity securities and partnership interests, that have a “readily determinable fair value,” as defined in ASC 321 and discussed below, or are traded in a verifiable public market and are not restricted for sale in the public market by a restricted stock legend or otherwise, we present and carry our investments at their estimate of fair value at net asset value (NAV) as of the balance sheet date. For these equity securities and partnership interests we include the realized and unrealized gains and losses arising from the changes in the fair values during the period as a component of investment gains in the consolidated statements of operations.

For those investments in equities, including equity securities and partnership interests, that do not have a “readily determinable fair value,” or are not traded in a verifiable public market or are restricted for sale in the public market by a restricted stock legend or otherwise, we present and carry our investments using the measurement alternative which is cost minus impairment, if any, plus or minus changes resulting from observable price changes in “orderly transactions,” as defined in ASC 321, for the identical or a similar investment of the same issuer.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC Topic 740, Income Taxes. Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the federal tax laws.

Changes in circumstances, including the Company generating significant taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America, also referred to as U.S. GAAP. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the balance sheets and the income and expenses for the periods ended as stated in the statements of operations.

Subsequent Events

The Company evaluated subsequent events through April 3, 2020, the date when these financial statements are issued for disclosure consideration.

Adoption of Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that management of the Company believes may impact its financial statements. Management does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Recent Accounting Pronouncements

Effective December 1, 2017, the Company adopted Accounting Standards Update (“ASU”) 2016-01 “Financial Instruments—Recognition and Measurement of Financial Assets and Financial Liabilities.” ASU 2016-01 adds a new Topic, “ASC 321 Investments – Equity Securities” to the FASB Accounting Standards Codification, which provides guidance on accounting for all equity investments.

The guidance in ASC 321 allows a measurement exception for those equity investments that do not have a “readily determinable fair value,” as defined therein, and do not qualify to be measured using the practical expedient to estimate fair value at net asset value (NAV) of the investee in accordance with ASC 820-1035-59, Fair Value Measurement and Disclosure. The measurement alternative allows those investments to be measured at their cost minus impairment, if any, plus or minus changes resulting from observable price changes in “orderly transactions,” as defined, for the identical or a similar investment of the same issuer. Hestia has elected to use this measurement exception. See Note 3 below for a detailed listing of the Company’s investment in equities to which the measurement exception applies.

Note 3 – Investment in Equities

The following equity investments are measured using the measurement alternative described in ASC 321 and discussed above. They are measured at their cost minus impairment, if any, plus or minus changes resulting from observable price changes in “orderly transactions,” as defined, for the identical or a similar investment of the same issuer.

Description	How Acquired	Readily Determinable Fair Value	Cost	Current Changes	Cumulative Impairments	Cumulative Adjust.	Nov. 30, 2019 Bal. Sheet Value

5,150,000 shares of restricted stock in Patient Access Solutions, Inc. (“PASO” on OTCMarkets.com)	Other Income	No	$0	$0	$0	$0	$0
1,000,000 shares of restricted stock in Patient Access Solutions, Inc. (“PASO” on OTCMarkets.com)	Consulting Income	No	$0	$0	$0	$0	$0
3,448,276 shares of stock in Canibiola, Inc. (“CANB” on OTCMarkets.com)	Cash Purchase	No	$101,000	$(51,000)	$0	$0	$50,000
1,000,000 shares of restricted stock in Canibiola, Inc. (“CANB” on OTCMarkets.com)	Consulting Income	No	$0	$0	$0	$0	$0
13,343,203 shares of restricted stock in BHPA, Inc (“BHPA” on OTCMarkets.com)	Consulting Income	No	$0	$0	$0	$0	$0
5,000 shares of Gebelli Equity Trust	Cash Purchase	Yes	29,783	$1,439	$0	$0	$31,222
Totals			$130,783	$(49,561)	$0	$0	$81,222

Note 4 – Share Exchange Agreement

On May 16, 2019 the Company entered into a share exchange agreement with Hestia Investments, Inc. to exchange on a 1 for 1 basis, 27,614,200 shares of the Company’s common stock for 27,614,200 shares of Hestia Investments, Inc. that were owned by 100% of the then-shareholders of Hestia Investments, Inc.

Note 5 – Discontinued Operations

The Company in 2015, when it was formerly known as Luxshmi Investments, Inc. and prior to its 2019 share exchange with Hestia Investments, Inc., shutdown all of its operations and fully impaired all assets and liabilities by reducing their stated value to $-0-. Based on the passage of time permitted by the statute of limitations to file claims arising prior to 2016, and with the absence of a substantial amount of the old records that were obtained through the first quarter 2019, the Company recorded the effects of this impairment as a discontinued operations expense in 2015. This 2015 expense is carried as part of the accumulated deficit on the balance sheets for periods ending after December 31, 2015.

Note 6 – Income Taxes

The Tax Cuts and Jobs Act (the “2017 Tax Act”) was enacted on December 22, 2017. The 2017 Tax Act includes a number of changes to existing U.S. income tax laws that affect the Company, most notably a reduction of the top U.S. corporate income tax rate from 35% to 21% for tax years beginning after December 31, 2017. The 2017 Tax Act also provides for the acceleration of depreciation for certain assets placed in service after September 27, 2017 as well as changes beginning in 2018, including additional limitations on the deductibility of executive compensation and interest.

On May 16, 2019 the Company entered into a share exchange agreement which resulted in Hestia Investments, Inc. becoming a wholly owned subsidiary of the Company and the former shareholders Hestia Investments Inc becoming the new majority shareholders of the Company. Prior to this date the Company and Hestia Investments, Inc., have been taxed as separate C-Corporations for federal income tax purposes.

The provision (benefit) for income taxes for the years ended November 31, 2019 and 2018 consist of the following:

	Nov. 30, 2019	Nov. 30, 2018
Current:
Federal	$-	$-
State	-	-
Total Current	-	-

Deferred:
Federal	-	-
State	-	-
Change in valuation	-	-
Total provision (benefit)	$-	$-

The Company, and its subsidiary have net deferred tax assets resulting from net operating loss (“NOL”) carryforwards. These NOL carryforwards are subject to limitations on their use and availability. Under the 2017 Tax Act, NOL carryforwards can offset only 80% of taxable income in any given tax year and are significantly or completely reduced whenever there is a substantial change in the ownership of the Corporation.

The income tax provision (benefit) differs from the amount computed by applying the U.S. federal statutory tax rate of 21% in 2019 and 2018 to net income (loss) before income taxes for the years ended November 30, 2019 and 2018 and adjusting for the following:

	Nov. 30, 2019	Nov. 30, 2018
Net income (loss) before taxes	$(215,601)	$(86,110)
US federal income tax rate	21%	21%

Computed expected tax provision (benefit)	(45,276)	(18,083)
Permanent differences	-	-
Limitations on NOL carryforwards due to change in stock ownership of the Corporation	45,276	18,083
Federal income tax provision	$-	$-

The Company and its subsidiary file income tax returns in the U.S. federal jurisdiction and, if necessary, in various state and local jurisdictions. All tax years from 2016 to 2019 are subject to examination.

Note 7 – Related party transactions

Note Payable to Custodian Ventures, LLC

During the year ended November 30, 2018, Custodian Ventures, LLC advanced a total of $13,773 to the Company for payment of registration, legal and accounting fees. This loan is unsecured, non-interest bearing, and has no specific terms for repayment. Custodian Ventures, LLC is owned by David Lazar, the former director and president of Luxshmi Investments, Inc., now known as Hestia Insight Inc.

On December 12, 2018, the Company issued 5,000,000 shares of Series B common stock to Custodian Ventures LLC with a par value of $0.001 for shares valued at $60,000 in exchange for settlement of $13,772 in a related party debt owed to Custodian Ventures, LLC plus $46,228 for David Lazar’s services, as the director and president of Luxshmi Investments, Inc., now known as Hestia Insight Inc.

On March 1, 2019, the Company issued 10,000,000 shares of Series A preferred stock to Custodian Ventures LLC with a par value of $0.00001 for shares valued at $100,000 in exchange for David Lazar’s services, valued at $100,000 as the director and president of Luxshmi Investments, Inc., now known as Hestia Insight Inc.

Note Payable to ECL Capital Partners Corp.

On 11/20/18 ECL Capital Partners Corp. loaned Hestia Investments, Inc. $100,000 pursuant to a promissory note that is due August 31, 2020. The note is unsecured and bears a simple interest rate of 3.5% on the unpaid principal balance. Mr. Edward Lee is the president and sole owner of ECL Capital Partners Corp. and the president and sole director of Hestia Insight Inc.

Note 8 – Note Receivable Patient Access Solutions, Inc

Effective October 1, 2019, the Company received a Note Receivable (the “Note”) in the amount of $50,000 from Patient Access Solutions, Inc. (“PASO” on OTCMarkets.com) to compensate the Company for consulting services to PASO over a six-month period ending February 6, 2020. The Note is due on October 31, 2020 and it provides simple interest at the rate of ten percent (10%) on the unpaid principal sum outstanding. Patient Access Solutions, Inc. will also provide five hundred thousand (500,000) common shares of PASO’s stock in the Company’s name upon acceptance of this agreement. Additionally, the Company has conversion rights until this Note is no longer outstanding, whereby this Note may be convertible into shares of PASO’s common stock at a price of $0.10 per share (the “Set Price”) or 40% discount of the lowest bid price based on a 5 day average at the option of the Company, in whole or in part whichever is less.

Note 9 – Common Stock

On December 12, 2018, the Company created 5,000,000 shares of Series B common stock with par value $0.001, out of the 290,000,000 shares of common stock already authorized by the corporation. The Series B common stock has the same powers, designation, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions as the originally issued common stock except that the holder of each share of Series B common stock has the right to forty-one (41) votes for each share of Series B.

On December 12, 2018, the Company issued 5,000,000 shares of Series B common stock to Custodian Ventures, LLC, a related party, with a par value of $0.001 for shares the Company valued at $60,000 in exchange for settlement of the $13,776 in related party debt owed to Custodian Ventures, LLC and David Lazar’s services, valued at $46,224 as the director and president of Luxshmi Investments, Inc., now known as Hestia Insight Inc. The Company’s valuation of $60,000 for this stock is equal to the amount that Hestia Investments, Inc. paid for this stock.

On March 27, 2019 the Company authorized a 1 for 500 reverse stock split on the 144,750,000 shares issued and outstanding as of April 16, 2019. After giving consideration for fractional shares that were rounded up to the next whole share, this left the Company with 290,000 shares issued and outstanding prior to the share exchange agreement it entered into with the shareholders of Hestia Investments, Inc. on May 16, 2019. See Note 4 – Share Exchange Agreement above.

On November 21, 2019 the Company retired and cancelled 4,500,000 shares out of the 5,000,000 shares of Series B common stock that was authorized and outstanding on that date and recognized the $4,500 par value of these shares as treasury stock. This left 500,000 shares of Series B common stock authorized and outstanding as of November 21, 2019.

Note 10 – Preferred Stock

On February 26, 2019 the Company designated 10,000,000 shares of its authorized preferred shares as Series A preferred stock with the specific powers, preferences, rights and limitations described below.

On March 1, 2019, the Company issued 10,000,000 shares of Series A preferred stock to Custodian Ventures LLC with a par value of $0.00001 for shares valued at $100,000 in exchange for David Lazar’s services, valued at $100,000 as the director and president of Luxshmi Investments, Inc., now known as Hestia Insight Inc. The Company’s valuation of $100,000 for this stock is equal to the amount that Hestia Investments, Inc. paid for this stock.

On November 21, 2019, the Company retired and cancelled all Series A preferred stock and recognized the $100 par value of these shares as treasury stock. On November 24, 2019 the Company filed a “Certificate, Amendment or Withdrawal of Designation” with the Nevada Secretary of State that withdrew the Series A preferred stock designation leaving no Series A preferred stock authorized or outstanding as of that date.

The Series A preferred stock, before the designation of the entire series was withdrawn on November 24, 2019, was entitled to the following specific powers, preferences, rights and limitations:

1.	Dividend Provisions - Entitled to receive dividends, out of any assets legally available therefor, upon any payment of any dividend (payable other than in common stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of common stock of the Corporation) on the common stock of the Corporation, as and if declared by the Board of Directors, as if the Series A preferred stock had been converted into common stock.

2.	Liquidation Preference - Entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of common stock by reason of their ownership thereof, an amount per share equal to the price per share actually paid to the Corporation upon the initial issuance of the Series preferred stock (each, the “the Original Issue Price”) for each share of Series A preferred stock then held by them, plus declared but unpaid dividends.

3.	Conversion Rights – Entitled to convert into such of number of fully paid and nonassessable shares of common stock as is determined by dividing the Original Issue Price of the Series A preferred stock, $0.00001, by the Series A Conversion Price applicable to such share, in effect on the date the certificate is surrendered for conversion. The initial Series A Conversion Price per share shall be $0.000000006745249 for shares of Series A preferred stock.

4.	Voting Rights - The holder of each share of Series A preferred stock shall have the right to one vote for each share of common stock into which such preferred stock could then be converted, on an as-converted basis, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock.

5.	Protective Provisions - the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A preferred stock to:

a.	amend or repeal any provision of the Company’s Articles of Incorporation or bylaws if such action would materially and adversely change the rights, preferences or privileges of the Series A preferred stock;

b.	increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A preferred stock; or

c.	redeem shares of common stock (other than shares repurchased upon termination of an officer, employee or director pursuant to a restricted stock purchase agreement).

Note 11 – Subsequent Events

The Company evaluates events that occur after the period end date through the date the financial statements are available to be issued. Accordingly, management has evaluated subsequent events through April 3, 2020, and has determined that there are no subsequent events, requiring adjustment to, or disclosure in, the financial statements: